                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )


Filed by the Registrant    X
                         ------
Filed by a Party other than  the Registrant  ______

Check the appropriate box:


  __X___   Preliminary Proxy Statement
  ______   Definitive Proxy Statement
  ______   Definitive Additional Materials
  ______   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
  ______ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                   PSC Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 _X_   No fee required

 ___   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

       ----------------------------------------

       2)  Aggregate number of securities to which transaction applies:

       ----------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

       ----------------------------------------



       4)  Proposed maximum aggregate value of transaction:

       ----------------------------------------


       5)  Total fee paid:

       ----------------------------------------

 _____ Fee paid previously with preliminary materials.

 _____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount previously paid:_________________________________

       2)  Form, Schedule or Registration Statement No.____________

       3)  Filing party:___________________________________________

       4)  Date filed:_____________________________________________

                                   PSC Inc.
                       4800 S.W. MEADOWS ROAD, SUITE 300
                            PORTLAND, OREGON 97035

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  To Be Held
                                 July 11, 2001

TO THE SHAREHOLDERS OF PSC INC.:

   The annual meeting of shareholders of PSC Inc. (the "Company") will be held on July 11, 2001 at 9:00 a.m. at The Heathman Hotel, 1001 S.W. Broadway at Salmon, Portland, Oregon 97205 (the "Annual Meeting") for the following purposes:

     1. To elect four (4) directors (three (3) to be elected by the holders of all classes of voting securities and one (1) to be elected by the holders of the Series A Preferred Shares), each to serve a three-year term.

     2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized Common Shares from 40,000,000 shares to 100,000,000 shares.

     3. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of Common Shares reserved for issuance thereunder from 2,750,000 shares to 3,750,000 shares.

     4. To consider and act upon a proposal to amend the Company's 2000 Employee Stock Purchase Plan to increase the number of Common Shares reserved for issuance thereunder from 600,000 shares to 1,000,000 shares.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on June 18, 2001 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

   SHAREHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                                          By Order of the Board of Directors

                                          ELIZABETH J. McDONALD
                                          Secretary

   Dated: June 21, 2001
    Portland, Oregon

                                   PSC Inc.
                       4800 S.W. MEADOWS ROAD, SUITE 300
                            PORTLAND, OREGON 97035

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished to shareholders of PSC Inc. (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of the enclosed proxy for use at the annual meeting of shareholders to be held on July 11, 2001 at The Heathman Hotel, 1001 S.W. Broadway at Salmon, Portland, Oregon 97205, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof (the "Annual Meeting").

   The principal executive offices of the Company are located at 4800 S.W. Meadows Road, Suite 300, Portland, Oregon 97035, and the Company's telephone number is 503-534-3550. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is June 21, 2001.

                              GENERAL INFORMATION

Voting at the Annual Meeting; Record Date

   Only shareholders of record at the close of business on June 18, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote at the Annual Meeting 12,458,071 common shares of the Company, par value $.01 per share (the "Common Shares"), and 110,000 shares of the Company's Series A Convertible Preferred Shares, par value $.01 per share (the "Series A Preferred Shares"). (The Common Shares and the Series A Preferred Shares are sometimes collectively referred to below as "Voting Shares"). Each holder of Common Shares is entitled to cast one vote for each share held of record at the close of business on the Record Date on each matter submitted to a vote at the Annual Meeting. The holders of the Series A Preferred Shares have the right to one vote for each Common Share into which such Series A Preferred Shares can be converted and are entitled to vote, together with holders of Common Shares, with respect to any matter upon which holders of Common Shares have the right to vote. As of the Record Date, the outstanding Series A Preferred Shares were convertible into 1,375,000 Common Shares. Accordingly, the Voting Shares outstanding on the Record Date represent an aggregate of 13,833,071 votes; the holders of Common Shares having 90.1% of the votes entitled to be cast and the holders of Series A Preferred Shares having 9.9% of the votes entitled to be cast.

Solicitation and Revocation

   Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy.

   Unless contrary instructions are indicated on the proxy, all Common Shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees listed below under Proxy Item 1, FOR the proposal to amend the Certificate of Incorporation (Proxy Item 2), FOR the proposal to amend the Company's Stock Option Plan (Proxy Item 3), FOR the proposal to amend the Company's 2000 Employee Stock Purchase Plan and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof. The Board knows of no other matters to be presented at the Annual Meeting. If any other matters are presented at the Annual Meeting upon which a vote properly may be taken, the persons named in the proxy will vote the proxies in accordance with their best judgment.

   Any shareholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, 4800 S.W. Meadows Road, Suite 300, Portland,

Oregon 97035, or by voting in person at the Annual Meeting. If a shareholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.

Quorum; Required Vote; Abstentions and Non-Votes

   The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "Votes Cast") with respect to such matter. While abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, with respect to Proxy Items 3 and 4 set forth in this Proxy Statement, they will not be considered as Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. With respect to Proxy Item 2 (the amendment of the Certificate of Incorporation), since such proposal requires the affirmative vote of a majority of all outstanding shares, an abstention is counted in the tabulation of Votes Cast and will have the same legal effect as a vote against the proposal.

   A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Expenses of Solicitation

   The entire cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies, personally or by telephone, telegram, letter, facsimile or other means of communication. The Company may also request brokers, banks, nominees, custodians, fiduciaries and others to forward soliciting material to the beneficial owners of the Company's Common Shares and will reimburse such persons for reasonable expenses incurred in forwarding such materials. In addition, the Company has retained Mellon Investor Services LLC to assist in distribution of proxy solicitation materials and collection of proxies for an estimated fee of approximately $7,500 plus out-of-pocket expenses.

Procedure for Submitting Shareholder Proposals

   At the Annual Meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the Annual Meeting. It is anticipated that the 2002 Annual Meeting of Shareholders will be held on May 21, 2002.

   Shareholders of the Company also may submit proper proposals for inclusion in the proxy material. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 2002 proxy material, a shareholder's proposal must be received not later than January 21, 2002 by the Secretary of the Company at the principal office of the Company, 4800 S.W. Meadows Road, Suite 300, Portland, Oregon 97035.

   In addition, the Company's Bylaws provide that in order for business to be brought before an annual meeting of shareholders, a shareholder must deliver written notice to the Secretary of the Company not less than 90 days prior to the date of the meeting. The notice must set forth the shareholder's name, address and number of shares of Company stock held, a representation that the shareholder intends to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest of the shareholder in the proposal and such other information regarding the proposal as would be required to be included in a proxy statement. No such notice has been received by the Company for the 2001 Annual Meeting. For the 2002 Annual Meeting of Shareholders, written notice must be delivered to the Secretary of the Company at the principal office of the Company, 4800 S.W. Meadows Road, Suite 300, Portland, Oregon 97035, not later than February 20, 2002.

   The Bylaws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be delivered not less than 90 days before the date of a meeting of shareholders. The notice must set forth the name and address and number of shares of Company stock owned by the shareholder, the name and address of the person to be nominated, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such shareholder, the business address and experience during the past five years of the nominee, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company, if elected. No such notice has been received by the Company for the 2001 Annual Meeting. For the 2002 Annual Meeting of Shareholders, written notice must be delivered to the Secretary of the Company at the principal office of the Company, 4800 S.W. Meadows Road, Suite 300, Portland, Oregon 97035 no later than February 20, 2002.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

   Set forth below is information regarding beneficial ownership of any class of the Company's Voting Shares as of June 18, 2001 (except as otherwise noted below) by (i) each entity or person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting shares, (ii) each of the Company's current directors and nominees to the Board of Directors, (iii) each of the Company's executive officers named in the Summary Compensation Table, and (iv) all current directors, director nominees and executive officers of the Company as a group. The information as to each person and entity has been furnished by such person and entity, and, except as noted, each person and entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity.

Certain Beneficial Owners

Name and Address                             Shares of Class   Percentage of Class
of Beneficial Owner        Title of Class   Beneficially Owned Beneficially Owned
-------------------      ------------------ ------------------ -------------------
Dr. Romano Volta (1)     Series A Preferred       110,000               100%
 Hydra S.p.A.            Shares
 Via Massino D'Azeglio
  57
 40123 Bologna, Italy    Common Shares          1,991,251             14.20%

Whelan & Gratny Capital  Common Shares          1,047,887              8.53%
 Management (2)
 611 Santa Cruz Avenue,
  Suite C
 Menlo Park, CA 94025

Stadium Capital          Common Shares            723,300              5.89%
 Management, LLC
 and related parties
 (3)
 430 Cowper Street,
  Suite 200
 Palo Alto, CA 94301

--------
(1) Hydra Investissements S.A. ("Hydra Investissements"), a Luxembourg corporation, is the record owner of 110,000 Series A Preferred Shares and a warrant ("Warrant") to purchase 180,000 Common Shares. The Series A Preferred Shares are convertible into Common Shares at the rate of one Series A Preferred Share for 12.5 Common Shares (subject to adjustment in certain circumstances). As adjusted to reflect the conversion, Hydra Investissements owns beneficially 1,375,000 Common Shares. The Warrant is currently exercisable and accordingly Hydra Investissements owns beneficially 180,000 Common Shares. On its Schedule 13D dated September 22, 1997, filed with the Securities and Exchange Commission, Hydra Investissements reported that it has shared voting and dispositive power with respect to all of the 1,555,000 Common Shares beneficially owned by it. Dr. Volta directly owns 426,501 Common Shares with sole voting and dispositive power and may be deemed to be beneficial owner, with shared voting and dispositive power, of the 1,555,000 Common Shares beneficially owned by Hydra Investissements by reason of the ownership by Hydra S.p.A. ("Hydra") of 100% of the capital stock of Hydra Investissements and the ownership by Dr. Volta of 50% of the capital stock of Hydra. Dr. Volta also beneficially owns 9,750 Common Shares which are subject to options currently exercisable.
(2) Based on Schedule 13F filed with the Securities and Exchange Commission on February 12, 2001, Whelan & Gratny Capital Management reported that it had sole voting power and sole investment power with respect to 831,887 shares and shared voting power and shared investment power with respect to 216,000 shares. Whelan & Gratny Capital Management is an institutional investment manager.
(3) Based on Schedule 13G filed on April 20, 2000, the Company has been advised that Stadium Capital Management, LLC, a Delaware limited liability company ("SCM"), has shared voting power and shared dispositive power with respect to 723,300 shares; Stadium Capital Partners, L.P., a California limited partnership ("SCP"), has shared voting power and shared dispositive power with respect to 723,300 shares;

   Alexander M. Seaver ("Seaver") has shared voting power and shared dispositive power with respect to 723,300 shares and Bradley R. Kent ("Kent") has shared voting power and shared dispositive power with respect to 723,300 shares. SCM is an investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. SCP is a client of SCM. Seaver and Kent are the managers of SCM.

Security Ownership of Directors and Executive Officers

                                            Common Shares           Percent
Name of Beneficial Owner                  Beneficially Owned   Beneficially Owned
------------------------                  ------------------   ------------------
Jay M. Eastman*.........................        115,725(1)(2)            +
Robert S. Ehrlich*......................        410,645(1)(3)         3.30%
Thomas J. Morgan*.......................         29,380(1)               +
James C. O'Shea*........................         30,174(1)               +
Terry R. Peets*.........................             --                  +
Jack E. Rosenfeld*......................         58,152(1)(4)            +
Serge Thill**...........................
Roberto Tunioli*........................          1,208                  +
Bert W. Wasserman*......................        106,500(1)               +
Edward J. Borey*........................             --                  +
Robert C. Strandberg....................        470,581(1)            3.70%
Cecil F. Bowes..........................         69,245(1)               +
Nigel P. Davis..........................         34,461(1)               +
G. Lloyd West...........................        100,000(1)               +
George A. Plesko........................          6,519(1)               +
All current directors, director nominees
 and executive officers as a group
 including those named above (24
 persons)...............................      1,625,489(5)           12.09%

--------
 * Current member of the Board of Directors of the Company
** Nominee to the Board of Directors
+  Less than 1%
(1) Includes the following Common Shares subject to acquisition by the exercise of stock options which are, or within 60 days after June 18, 2001 will be, exercisable and are therefore deemed under Securities and Exchange Commission regulations to be beneficially owned: Messrs. Morgan and Rosenfeld, 22,750 shares each; Mr. O'Shea, 16,250 shares; Mr. Ehrlich, 179,145 shares; Dr. Eastman, 102,203 shares; Mr. Wasserman, 56,500 shares; Mr. Bowes, 61,250 shares; Mr. Davis, 31,250 shares; Mr. Plesko, 5,000 shares; Mr. Strandberg, 423,846 shares; Mr. West, 100,000 shares.

(2) Includes 3,121 shares held by Dr. Eastman's wife, and 7,232 shares held by his son.

(3) Includes 15,000 shares held by Ehrlich & Co., 80,000 shares held in the R.
    S. Ehrlich & Co. Pension Plan Trust (the pension plan for Ehrlich & Co.) and 50,000 shares held by Red Lion Enterprises, Inc. Mr. Ehrlich is the senior partner in Ehrlich & Co. and may be deemed to be in control of that partnership. Red Lion Enterprises, Inc. is a corporation wholly-owned by Mr. Ehrlich and his wife. Accordingly, Mr. Ehrlich may be deemed to beneficially own the shares owned by Ehrlich & Co., by the R. S. Ehrlich & Co. Pension Plan Trust, and by Red Lion Enterprises, Inc.

(4) Includes 10,000 shares held by Solana Inc. (Pension Plan), a corporation wholly-owned by Mr. Rosenfeld and his wife. Accordingly, Mr. Rosenfeld may be deemed to beneficially own the shares owned by Solana Inc.
(5) Includes 1,157,819 shares subject to acquisition by the exercise of stock options which are, or within 60 days after June 18, 2001 will be, exercisable.

                             ELECTION OF DIRECTORS
                                (Proxy Item 1)

   The Company's Restated Certificate of Incorporation provides that the number of directors on the Board shall be fixed from time to time by the Board but shall not be less than nine nor more than 20 persons and further provides for a Board of Directors to serve in three classes having staggered terms of three years each. The number of members constituting the Board is currently fixed at ten. At present, however, there are nine directors, seven of whom have been elected by the holders of the Common Shares, one of whom has been elected by the holders of the Series A Convertible Preferred Shares, and one of whom has been appointed by the Board of Directors.

   Under the Company's Restated Certificate of Incorporation, as amended, so long as Hydra Investissements S.A. holds at least 27,500 Series A Convertible Preferred Shares, the holders of Series A Convertible Preferred Shares have the exclusive right, voting separately as a class, to elect one director (the "Series A Director") and are entitled to vote together with the holders of the Common Shares as a single class in the election of the other directors. On June 5, 2000, the holders of the Series A Preferred Shares elected Roberto Tunioli as the Series A Director to fill the vacancy caused by the resignation of Dr. Romano Volta, who had been the Series A Director since September 1997. Mr. Tunioli has resigned as the Series A Director effective July 11, 2001.

   Four directors have terms of office expiring at the 2001 Annual Meeting of Shareholders (one of whom is the Series A Director and one of whom is Edward
J. Borey, the Company's President and Chief Executive Officer, who was appointed a director by the Board in December 2000); three directors have terms of office expiring at the 2002 Annual Meeting; and two directors have terms of office expiring at the 2003 Annual Meeting.

   Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company's Bylaws. See "GENERAL INFORMATION--Procedure for Submitting Shareholder Proposals."

   At this Annual Meeting, four persons will be nominated to serve until the Annual Meeting in 2004 and until their successors are elected and shall have qualified. The four nominees are Edward J. Borey, Robert S. Ehrlich, Jack E. Rosenfeld and Serge Thill, the nominee for Series A Director, who will replace Mr. Tunioli, the current Series A Director.

   Only the holders of the Series A Preferred Shares will be able to vote with respect to the election of Mr. Thill. The holders of Common Shares and Series A Preferred Shares, voting together as a class, are entitled to vote with respect to the election of the other three nominees standing for election. Unless otherwise specified by the shareholders, it is intended that the shares represented by proxies will be voted for the three nominees. Proxies for the Annual Meeting may not be voted for more than the three nominees named.

   All nominees have consented to serve if elected, but if any of the nominees becomes unable or unwilling to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominee(s) and for any substitute nominee(s) designated by the Board of Directors. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

   Following the Annual Meeting, there will remain one vacancy on the Board. The Board is currently considering potential candidates to fill the vacancy on the Board and, accordingly, the Board has not taken any action to reduce the size of the Board.

   For the election of directors, only proxies and ballots marked "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect.

Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast. That means the three nominees will be elected if they receive more affirmative votes than any other nominees.

   The Board of Directors recommends that shareholders vote FOR the nominees named in this Proxy Statement.

Information Concerning Nominees for Directors and other Incumbent Members of the Board of Directors

   Certain biographical and other information about the nominees for election as directors and the directors continuing in office is presented as follows. The ages of the directors are as of June 18, 2001.

Nominees for directors to be elected by holders of Voting Shares for a three-year term expiring in 2004:

   Edward J. Borey, age 50, has served as President, Chief Executive Officer and a director since December 2000. Prior to joining the Company, Mr. Borey was President and CEO of TranSenda (May 2000 to December 2000). Previously, Mr. Borey held senior positions in the automated data collection industry. At Intermec Technologies Corporation (1995-1999), he was Executive Vice President and Chief Operating Officer and also Senior Vice President/General Manager of the Intermec Media subsidiary. Prior to that, Mr. Borey also held Vice President/General Manager positions at Paxar (1992-1995) and at Monarch Marketing Systems (1989-1992). Mr. Borey also held senior marketing positions at companies in the retail automation industry, including Seimans Nixdorf, ICL and National Semiconductor Datachecker. Currently, Mr. Borey serves as a Board member at Centura Software, recently renamed MBrane, and he is on the Advisory Board of TranSenda Software and NextRx. Mr. Borey holds a B.S. degree in Economics from the State University of New York, College of Oswego; an M.A. degree in Public Administration from the University of Oklahoma and an M.B.A. degree in Finance from Santa Clara University.

   Robert S. Ehrlich, age 63, has served as a director of the Company since 1983, has been Chairman of the Board of Directors since April 1997 and was interim Co-Chief Executive Officer from August 25, 2000 until December 4, 2000. He was Vice Chairman of the Board of Directors from February 1997 until April 1997. He was also Chairman of the Board of Directors from December 1987 until July 1992. From January 1995 until December 1996, Mr. Ehrlich was engaged to provide consulting services to the Company. From August 1991 until December 1994, Mr. Ehrlich was employed by the Company as a senior management executive. Mr. Ehrlich has been Chairman of the Board of Electric Fuel Company ("EFC") since January 1993 and Chief Financial Officer of EFC since May 1991. EFC is an Israel-based company engaged in the research, development and commercialization of advanced zinc air battery products.

   Jack E. Rosenfeld, age 62, has served as a director of the Company since 1989. He has been President and Chief Executive Officer of Potpourri Collection, Inc., a consumer catalog company in Medfield, Massachusetts, since 1998. Prior thereto, he was President and Chief Executive Officer of Hanover Direct, Inc. (formerly Horn & Hardart Co.) from September 1990 until January 1996 and President and Chief Executive Officer of its direct marketing subsidiary from May 1988 until January 1996. He is also a director of EFC and Thane International, an electronic retailer.

Nominee for director to be elected by holders of Series A Preferred Shares for a three-year term expiring in 2004:

   Serge Thill, age    , is being elected to the Board for the first time by
the holders of the Series A Preferred Shares.

Directors whose terms expire in 2002:

   Dr. Jay M. Eastman, age 52, has served as a director of the Company since April 1996. He also served as Senior Vice President, Strategic Planning from December 1995 until October 1997 and as Executive Vice President of the Company from December 1987 until December 1995. Dr. Eastman is President, Chief Executive Officer and major shareholder of Lucid, Inc., Rochester, New York, a corporation he founded in November 1991. Lucid designs and manufactures custom electro-optical instrumentation for application in fields such as desktop publishing and medical diagnosis. Dr. Eastman holds Ph.D. and Bachelor degrees in Optics from the University of Rochester and is an inventor on 18 United States patents owned by the Company. Dr. Eastman is also a director of EFC and Centennial Technologies, Inc., Wilmington, Massachusetts, a manufacturer of PC card-based solutions to original equipment manufacturers.

   Thomas J. Morgan, age 65, has served as a director of the Company since April 1996. Mr. Morgan was the President and Chief Executive Officer from October 1984 until January 1993 and Chairman of the Board from January 1993 until January 1995 of Verax Systems, Inc., Rochester, New York, a manufacturer of data collection and specialized software for statistical process control. Mr. Morgan is also a director of Tru II Form, Inc., Seal Beach, California, a woman's fitness studio.

   Bert W. Wasserman, age 68, has served as a director of the Company since May 1999. He was interim Co-Chief Executive Officer from August 25, 2000 until December 4, 2000. Mr. Wasserman served as Executive Vice President and Chief Financial Officer of Time Warner, Inc. from 1990 until his retirement in 1995 and served on the Board of Directors of Time Warner, Inc. and its predecessor company, Warner Communications, Inc., from 1981 to 1995. He joined Warner Communications, Inc. in 1966 and had been an officer of that company since 1970. Mr. Wasserman is a director of several investment companies in the Dreyfus Family of Funds. He is a director of Malibu Entertainment International, Inc., Winstar Communications, Inc. and Lillian Vernon Corporation.

Directors whose terms expire in 2003:

   James C. O'Shea, age 55, has served as a director of the Company since 1989. He has been Chairman of the Board and Chief Executive Officer of Bioject Medical Technologies, Inc., a medical device manufacturer of needle-free injection systems in Portland, Oregon, since April 1995. Prior thereto, he was President of Biopure Corporation, a biotechnology company in Cambridge, Massachusetts, from January 1989 until April 1995.

   Terry R. Peets, age 56, has served as a director of the Company since December 2000. Mr. Peets has been Chairman of the Board of Bruno's Supermarkets, Inc. since 1999. He served as President, Chief Executive Officer and director of PIA Merchandising Company, Inc., a provider of nationwide retail merchandising services, from 1997 until 1999, and as Executive Vice President of The Vons Companies, Inc., a supermarket chain in Southern California, from 1995 until 1997. From 1977 until 1995, Mr. Peets served in various sales, marketing and operation roles for Ralphs Grocery Co., the most recent of which was as Executive Vice President (1993-1995). Mr. Peets is also a director of Diamond Brands Inc., a consumer products company, and Super Markets Online, a division of Catalina Marketing Corporation, a provider of in-store electronic marketing services.

Information Regarding the Board and its Committees

   The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company and its subsidiaries and appoints the corporate officers of the Company who are responsible for conducting business on a day-to-day basis. In 2000, the Board of Directors held eight meetings.

   To assist in the discharge of its responsibilities, the Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee, and a Strategic Planning/Intellectual Property Committee. There is currently no standing Nominating Committee.

   The Audit Committee has the responsibility for recommending the appointment of the Company's outside auditors, reviewing the scope and results of audits, and reviewing internal accounting controls and systems. These reviews include meetings with the independent auditors and representatives of management, as well as separate and private meetings with the independent auditors to ensure that the scope of their activities had not been restricted and that adequate responses to their recommendations had been received. In addition, the Audit Committee reviews the estimated fees and types of non-audit services to be rendered to the Company by the independent accountants for the coming year. The Audit Committee monitors compliance with the Company's Code of Conduct, its conflict of interest policy and its policy concerning trading in the Company's securities and it reviews senior level accounting, auditing and financial personnel performance and succession planning. The minutes of the Audit Committee meetings as well as all of the recommendations of the Audit Committee are submitted to the full Board of Directors. The Audit Committee, currently consisting of Messrs. Wasserman (Chairman), Morgan and Peets, held two meetings in 2000.

   The Executive Committee is authorized to exercise the powers of the Board of Directors in the interval between regular meetings of the Board and serves as the investment committee of the Board. The Executive Committee, currently consisting of Messrs. Ehrlich (Chairman), Borey, Eastman, O'Shea and Rosenfeld, held six meetings in 2000.

   The Compensation Committee reviews and approves the Company's compensation philosophy covering executive officers and other key management employees, reviews the competitiveness of the Company's total compensation practices, reviews and approves the terms and conditions of proposed incentive plans applicable to executive officers and other key employees, approves and administers the Company's 1994 Stock Option Plan and any other stock option plan of the Company, approves and administers the Company's Employee Stock Purchase Plans, reviews and makes recommendations with respect to management compensation, including salaries and bonus awards, examines the impact and effect of various benefits and incentive plans and reviews and recommends changes or amendments to such programs to the Board, and reviews and approves special hiring and severance arrangements with executive officers. The Compensation Committee, currently consisting of Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Tunioli, held two meetings during 2000.

   The Strategic Planning/Intellectual Property Committee has the responsibility for monitoring and providing oversight with respect to the Company's strategic planning process and for working with management in the development of strategic priorities. The Strategic Planning/Intellectual Property Committee, formed in December 2000 and currently consisting of Messrs. Morgan (Chairman), Borey, Eastman, Peets and Tunioli, did not meet in 2000.

   In 2000, each director attended 75% or more of the meetings held by the Board of Directors and the committees on which the director served.

Compensation of Directors

   In 2000, each non-employee director was paid $500 for each Board and Committee meeting attended by him, except that no more than $500 was paid if more than one meeting occurred on the same day. Also, each non-employee director received a retainer at the annual rate of $12,500 (the "Director Retainer"), and each Chairman of a Board Committee (except Mr. Erhlich) received an additional annual retainer of $2,500 (the "Chairman Retainer"). Both the Director Retainer and the Chairman Retainer were paid in four equal installments on the last day of each calendar quarter. For 2000, an aggregate of $147,417 in meeting fees and retainers was paid in cash or in stock to the non-employee directors. Each non-employee director is also reimbursed the reasonable expenses incurred in attending the meeting. As noted below, Mr. Wasserman received no fees as a non-employee director between September 1, 2000 and December 31, 2000.

   Pursuant to the PSC Inc. Compensation Plan for Non-Employee Directors, non-employee directors have the opportunity to receive payment of their compensation either in cash or in Common Shares. The directors may also elect to receive their compensation either currently or on a deferred basis. During 2000, no director chose to defer his compensation. If the amount to be deferred would have been payable in cash, the Company will credit a Deferral Account maintained for the director with an amount that would otherwise have been payable to the director in cash. If the amount to be deferred would have been payable in stock, the Company will credit units ("Stock Units") to a Unit Account maintained for the director. Directors make separate elections with respect to the manner of the payment of the compensation and the time of the payment of the compensation. The number of Common Shares issued or the number of Stock Units credited to a director's account will equal the cash amount of the compensation divided by the fair market value of one share of stock on the date on which such cash amount would otherwise have been paid. Stock Units and amounts in a Deferral Account are fully vested at all times. Payment of Stock Units (in full Common Shares) and the amounts in a Deferral Account must be deferred at least one year. The director chooses the date of the payment, which may be upon termination of service as a director. The maximum number of Common Shares that may be issued under the Plan is 50,000 shares. At December 31, 2000, all such shares had been issued.

   The Company's 1994 Stock Option Plan (the "1994 Plan") provides that each member of the Board of Directors who is not also an employee or consultant of the Company will automatically receive on the date of the Annual Meeting of Shareholders a stock option for 6,500 Common Shares. On the date of the 2000 Annual Meeting of Shareholders, non-employee director stock options ("NEDSOs") to purchase 6,500 shares were granted to each non-employee director, at a purchase price of $1.625 per share, the fair market value on the date of the grant. Said NEDSOs are exercisable in their entirety on December 5, 2001 and terminate on December 5, 2005. No NEDSOs were granted to Messrs. Ehrlich, Strandberg or Borey in 2000.

   In May 1998, the Board approved a compensation agreement with Mr. Ehrlich, Chairman of the Board, which was amended in December 1998 and July 1999 (the agreement, as amended, is referred to as the "1998 Ehrlich Agreement") and which expired on December 31, 2000. Pursuant to the 1998 Ehrlich Agreement, for all services rendered to the Company as Chairman of the Board and as a consultant in such areas as strategic planning, corporate development, mergers and acquisitions and development of overseas markets, Mr. Ehrlich received compensation at the annual rate of $85,000. In 2000, Mr. Ehrlich received an aggregate of $56,667 pursuant to the 1998 Ehrlich Agreement and was also reimbursed for expenses incurred in the performance of his duties. As noted below, Mr. Ehrlich received no compensation under the 1998 Ehrlich Agreement between September 1, 2000 and December 31, 2000. The 1998 Ehrlich Agreement includes confidentiality and non-compete provisions and provides for a severance payment upon the termination of his position as Chairman of the Board as the result of a change-in-control in an amount equal to 2.9 times his annual rate of compensation to be paid over a period of three years. Pursuant to the 1998 Ehrlich Agreement, effective as of March 25, 2000, Mr. Ehrlich received an option for 17,500 Common Shares, at an exercise price of $6.00 per share (the Fair Market Value of the Company's Common Shares on the date of grant). This option represented a 50% reduction in the size of the option grant to which he otherwise would have been entitled. Of the 17,500 stock options granted, options for 8,750 shares will vest as follows: 2,188 on March 25, 2001; 2,187 on March 25, 2002; 2,188 on March 25, 2003; and 2,187 on March
25, 2004. The remaining 8,750 shares will not vest unless and until certain performance levels for the Company's Common Shares are attained--with respect to 2,916 shares, at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $7.98 per share for seven consecutive days; with respect to 2,917 shares, at such as the Fair Market Value of the Company's Common Shares equals or exceeds $9.41 per share for seven consecutive days and with respect to 2,917 shares, at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $10.92 per share for seven consecutive days. If the specified performance goals are not reached, the options will nevertheless become fully exercisable after December 1, 2004 in order to maintain favorable accounting treatment. The options will expire on March 25, 2005. In the event of a change-in-control and if Mr. Ehrlich becomes entitled to receive the severance payment set forth above, all of his options will immediately vest.

   Effective October 23, 2000, all options held by directors were repriced to $2.50 per share. See "EXECUTIVE OFFICER COMPENSATION--Option Repricing and Ten-Year Option Repricing Table."

Other Remuneration Arrangements

   With respect to Messrs. Ehrlich and Wasserman, also see "EXECUTIVE OFFICER COMPENSATION--Overview, Summary Compensation Table, and Other Remuneration Arrangements."

Directors' and Officers' Liability Insurance Policy

   The Company has an insurance policy for $15,000,000 effective until January 20, 2002, which protects its officers and directors against losses which certain persons may incur because of their acts or omissions as officers or directors. The policy is underwritten by Great American Insurance Company at an aggregate premium of $218,750 for a two-year period.

                        EXECUTIVE OFFICER COMPENSATION

Overview

   On August 22, 2000, Robert C. Strandberg resigned as President and Chief Executive Officer and as a director of the Company, and Messrs. Robert S. Ehrlich, Chairman of the Board, and Bert W. Wasserman, a director, were appointed interim Co-Chief Executive Officers and served as such until December 4, 2000 when Edward J. Borey was appointed President and Chief Executive Officer. The following data incorporates compensation data resulting from Mr. Strandberg's resignation and the appointment of Messrs. Ehrlich and Wasserman as interim Co-Chief Executive Officers. For information regarding remuneration to Messrs. Ehrlich and Wasserman as directors, see "ELECTION OF DIRECTORS--Compensation of Directors."

Summary Compensation Table

   Set forth below is information concerning the cash and non-cash compensation for services in all capacities to the Company for the fiscal years 2000, 1999 and 1998 received by (i) all persons who served as the Chief Executive Officer in 2000 and (ii) the four other most highly paid executive officers in the employ of the Company at December 31, 2000 (the individuals in (i) and (ii), collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                         Long-term
                                    Annual Compensation             Compensation Awards
                               --------------------------------- -------------------------
                                                    Other Annual  Restricted   Securities   All Other
Name & Principal                Salary      Bonus   Compensation     Stock     Underlying  Compensation
Position                  Year   ($)        ($)(1)     ($)(2)    Awards ($)(3) Options (#)    ($)(4)
----------------          ---- --------    -------- ------------ ------------- ----------- ------------
Edward J. Borey(5)......  2000 $ 13,846         --    $  2,724          --       500,000          --
 President and Chief
 Executive Officer
 and Director

Robert C. Strandberg(6).  2000 $215,815         --    $ 47,453          --        37,500     $125,435
 President and Chief      1999  319,800    $152,208     50,442          --        37,500        5,000
 Executive Officer        1998  165,000(7)  133,380    132,170     $403,125          --         4,500

Cecil F. Bowes..........  2000 $261,646         --         --           --           --      $  3,182
 Vice President, Sales--  1999  243,995         --         --           --         5,000        3,007
 The Americans, Asia      1998  196,316    $ 75,005                     --           --         3,012
 Pacific Rim                                               --

G. Lloyd West(8)........  2000 $228,027         --    $ 34,696          --           --      $ 43,650
 Senior Vice President--  1999   42,986         --      83,515          --       100,000          --
 Global Sales Operations

Nigel P. Davis..........  2000 $215,390         --    $ 29,691          --           --           --
 Vice President, Sales--  1999  227,326         --      30,366          --         5,000          --
 Europe, Middle East,     1998  234,705    $ 90,789                     --           --           --
 Africa                                                    --

George A. Plesko(9).....  2000 $200,000         --    $ 20,238          --        20,000     $  2,308
 Senior Vice President    1999      --          --         --           --           --           --

Robert S. Ehrlich(10)...  2000 $ 72,000         --         --           --        25,000          --
 Interim Co-Chief
 Executive Officer and
 Director

Bert W. Wasserman(10)...  2000 $ 72,000         --         --           --        50,000          --
 Interim Co-Chief
 Executive Officer and
 Director

--------
(1) For 1999, the amounts in this column reflect annual incentive awards under the Company's Management Incentive Plan ("MIP"). For 1998, the amounts in this column reflect bonus payments made in lieu of stock options.

(2) Except as noted, none of the Named Executive Officers received personal benefits in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus for 2000, 1999 or 1998. The amounts in this column for 2000 include the following: Mr. Borey--$2,724 for automobile expenses and premiums on enhanced life and disability policies; Mr. Strandberg--$47,453 for automobile expenses, club membership dues and fees and premiums on enhanced life and disability insurance policies; Mr. West--$34,696 for automobile expenses, club membership dues and fees and premiums on enhanced life and disability insurance policies; Mr. Davis-- $29,691 for automobile expenses and premiums on enhanced life and disability insurance policies; Mr. Plesko--$20,238 for automobile expenses and premiums on enhanced life and disability insurance policies.
  The amounts in this column for 1999 include the following: Mr. Strandberg-- $50,442 for automobile expenses, club membership dues and fees and premiums on enhanced life and disability policies; Mr. West--$70,000 for sign-on bonus and other amounts for automobile expenses and premiums on enhanced life and disability policies; Mr. Davis--$30,366 for automobile expenses and premiums on enhanced life and disability policies.
  The amounts in this column for 1998 include the following: Mr. Strandberg-- $97,412 for relocation expenses and other amounts for automobile expenses, club membership dues and fees, and premiums on enhanced life and disability insurance policies, and a related tax gross-up.
(3) Restricted stock awards are valued in the table above at their fair market value based on the closing price for the Company's Common Shares as reported by The Nasdaq Stock Market(R) on the date of award. On March 25, 1998, Mr. Strandberg was awarded 37,500 restricted shares. The closing price of the Company's Common Shares on that date was $10.75. At the end of the 1998 fiscal year, the fair market value of Mr. Strandberg's restricted stock holdings was $356,250, based upon the closing price of the Company's Common Shares on December 31, 1998 of $9.50. As set forth in the original award, the restrictions on 50% of such shares would lapse in four equal annual installments on March 25, 1999, March 25, 2000, March 25, 2001 and March 25, 2002 so long as Mr. Strandberg was an officer on such dates. The restrictions on the other 50% of the shares would not lapse unless and until certain performance levels for the Company's shares were attained--with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $14.30 per share for seven consecutive days at any time prior to March 25, 2002; with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $16.87 per share for seven consecutive days at any time prior to March 25, 2002; and with respect to 6,250 shares, at such time as the trading price of the Company's Common Shares equals or exceeds $19.57 per share for seven consecutive days at any time prior to March 25, 2002. If the trading price of the shares did not reach the specified performance levels by March 25, 2002, all shares still subject to the restrictions would be returned to or cancelled by the Company. In connection with Mr. Strandberg's resignation, the Board, as of August 22, 2000, waived all restrictions still remaining on the shares and all of the restrictions were deemed to have lapsed. See "EXECUTIVE COMPENSATION--Employment Contracts and Severance and Change-in-Control Agreements--Robert C. Strandberg."
(4) The amounts in this column for 2000 consist of the following:
  (a) The Company's matching contributions to its 401(k) Plan as follows: Mr. Strandberg--$5,250; Mr. Bowes--$3,182; Mr. West--$1,641; Mr. Plesko--
      $2,308.
  (b) The amounts paid pursuant to severance agreements: Mr. Strandberg-- $120,185; Mr. West--$42,009.
     The amounts in this column for 1999 consist of the following:
    The Company's matching contributions to its 401(k) Plan as follows: Mr. Strandberg--$5,000; Mr. Bowes--$3,007.
     The amounts in this column for 1998 consist of the following:
    The Company's matching contributions to its 401(k) Plan as follows: Mr. Strandberg--$4,500; Mr. Bowes--$3,012.
(5) Mr. Borey joined the Company as President and Chief Executive Officer on December 4, 2000. See "EXECUTIVE COMPENSATION--Employment Contracts and Severance and Change-in-Control Agreements--Edward J. Borey."

(6) Mr. Strandberg resigned as President and Chief Executive Officer on August 22, 2000. See "EXECUTIVE COMPENSATION--Employment Contracts and Severance and Change-in-Control Agreements--Robert C. Strandberg."
(7) The amount set forth as salary for 1998 represents the cash payment to Mr. Strandberg for the period June 1, 1998 through December 31, 1998. Pursuant to his Employment Agreement, Mr. Strandberg elected to receive all of his base salary ($240,000) for the period between June 1, 1997 and May 31, 1998 in the form of stock options. Accordingly, on June 2, 1997, Mr. Strandberg received a stock option to purchase 73,846 shares at an exercise price of $6.50 per share (the fair market value of the Company's Common Shares on the date of grant). Said option vested in four equal quarterly installments on August 31, 1997, November 30, 1997, February 28, 1998 and May 31, 1998 and, as amended, expired on December 31, 2000.
(8) Mr. West terminated employment on October 17, 2000. See "EXECUTIVE COMPENSATION--Employment Contracts and Severance and Change-in-Control Agreements--Severance/Change-in-Control Agreements."
(9) Mr. Plesko joined the Company on December 21, 1999 in connection with the acquisition of GAP Technologies, Inc. and GEO Labs, Inc.
(10) Messrs. Wasserman and Ehrlich were interim Co-Chief Executive Officers from August 25, 2000 to December 4, 2000, at which time Edward J. Borey joined the Company as President and Chief Executive Officer.

Options and Stock Appreciation Rights

   The following tables summarize option grants to, and exercises by, the Named Executive Officers in fiscal 2000, and the value of the options held by such persons at the end of fiscal 2000. No stock appreciation rights have ever been granted by the Company.

                             OPTION GRANTS IN 2000

                                                                                          Potential
                                                                                      Realizable Value
                                                                                      at Assumed Annual
                                                                                       Rates of Stock
                                                                                            Price
                                                                                      Appreciation for
                                               Individual Grants                       Option Term(1)
                          ----------------------------------------------------------- -----------------
                                                Percent of
                               Number of           Total
                              Securities      Options Granted Exercise or
                              Underlying      to Employees in  Base Price  Expiration
Name                      Options Granted (#) Fiscal 2000(2)  ($/Share)(3)  Date(4)    5% ($)  10% ($)
----                      ------------------- --------------- ------------ ---------- -------- --------
Edward J. Borey(5)......        500,000            48.8%         $1.750     12/4/05   $241,746 $534,196

Robert C. Strandberg(6).         37,500             3.7%         $6.000     3/25/05   $ 62,163 $137,365

George A. Plesko(7).....         20,000             2.0%         $2.500      1/3/05   $ 13,814 $ 30,526

Robert S. Ehrlich(8)....         25,000             2.4%         $3.594     8/25/05   $ 24,824 $ 54,854

Bert W. Wasserman(8)....         50,000             4.9%         $3.594     8/25/05   $ 49,648 $109,709

--------
(1) The potential realizable value portion of the table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Shares over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the Company's stock price over the term of the options granted in 2000. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over various periods.
(2) Percentages indicated are based on a total of 1,025,000 options granted to 21 individuals (13 employees and 8 directors) during 2000.

(3) The exercise price per share is 100% of fair market value of the Company's Common Shares on the date of grant.
(4) All stock options expire five years from the date of grant.
(5) See "EXECUTIVE COMPENSATION--Employment Contracts and Severance and Change-in-Control Arrangements--Edward J. Borey."
(6) See "EXECUTIVE COMPENSATION--Employment Contracts and Severance and Change-in-Control Arrangements--Robert C. Strandberg."
(7) See "EXECUTIVE COMPENSATION--Employment Contracts and Severance and Change-in-Control Arrangements--George A. Plesko."
(8) See "EXECUTIVE COMPENSATION--Other Remuneration Arrangements."

                      AGGREGATE OPTION EXERCISES IN 2000
                        AND 2000 YEAR-END OPTION VALUES

                                                              Number of           Value of Unexercised
                                                        Securities Underlying     In-the-Money Options
                                                         Unexercised Options      at December 31, 2000
                                                      at December 31, 2000 (#)           ($)(1)
                         Shares Acquired    Value     ------------------------- -------------------------
Name                     on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ------------ ----------- ------------- ----------- -------------
Edward J. Borey.........        --                                   500,000         --           --
Robert C. Strandberg....        --            --        423,846          --          --           --
Cecil F. Bowes..........        --            --         61,250        3,750         --           --
G. Lloyd West...........        --            --        100,000          --          --           --
Nigel P. Davis..........        --            --         23,750       11,250         --           --
George A. Plesko........        --            --            --        20,000         --           --
Robert S. Ehrlich.......        --            --        149,770       78,230         --           --
Bert W. Wasserman.......        --            --          3,250       59,750         --           --

--------
(1) The closing price for the Company's Common Shares as reported by The Nadsaq Stock Market(R) on December 31, 2000 was $0.75. Value is calculated on the basis of the difference between the option price and $0.75 multiplied by the number of Common Shares underlying the option. An option is in-the-money if the market value of the Common Shares subject to the option exceeds the option price.

Option Repricing and Ten-Year Option Repricing Table

   On October 23, 2000, the Board of Directors approved the repricing of all stock options held by employees, including executive officers, on that date. Options for approximately 1,159,000 shares, held by approximately 154 persons, were repriced to $2.50 per share, the closing price of the Company's Common Shares on The Nasdaq Stock Market(R) on October 23, 2000. All other terms and conditions contained in the original stock options remained in effect. In addition, effective on October 23, 2000, all stock options held by the directors were repriced to $2.50 per share. Also, in November 2000, the Board of Directors approved the repricing of stock options held by L. Michael Hone, the Company's former Chief Executive Officer. See "Interests of Directors and Management in Certain Transactions."

   The following table sets forth, for all executive officers and directors of the Company, all option repricings during the period January 1, 1991 through December 31, 2000.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                                                                   Length of
                                   Number of                                       Original
                                  Securities  Market Price   Exercise             Option Term
                                  Underlying  of Stock at    Price at            Remaining At
                                    Options     Time of      Time of      New       Date of
                                  Repriced or Repricing or Repricing or Exercise Repricing or
Name and Title             Date     Amended    Amendment    Amendment    Price     Amendment
--------------           -------- ----------- ------------ ------------ -------- -------------
Charles Biss............ 10/23/00    2,000       $2.50        $ 7.88     $2.50     1/4 year
 Vice President,         10/23/00    5,000       $2.50        $ 6.88     $2.50      1 year
 Verification Products   10/23/00   10,000       $2.50        $ 6.75     $2.50    1 5/6 years
                         10/23/00    3,000       $2.50        $ 6.75     $2.50      4 years

Cecil F. Bowes.......... 10/23/00   10,000       $2.50        $ 6.88     $2.50      2 years
 Vice President,         10/23/00   50,000       $2.50        $ 6.75     $2.50    6 5/6 years
 Sales--The Americas,    10/23/00    5,000       $2.50        $ 6.75     $2.50      4 years
 Asia Pacific Rim

Nigel P. Davis.......... 10/23/00   30,000       $2.50        $ 6.75     $2.50    6 1/2 years
 Vice President,         10/23/00    5,000       $2.50        $ 6.75     $2.50      4 years
 Sales--Europe, Middle
 East, Africa

Phillip Eckerdt......... 10/23/00    4,000       $2.50        $ 6.88     $2.50      2 years
 Vice President,         10/23/00    7,500       $2.50        $ 6.75     $2.50    6 5/6 years
 Operations              10/23/00    4,000       $2.50        $ 7.75     $2.50      3 years
                         10/23/00    5,000       $2.50        $ 6.75     $2.50      4 years

G. William Hartman...... 10/23/00   35,000       $2.50        $ 6.88     $2.50    6 3/4 years
 Vice President,         10/23/00    4,000       $2.50        $ 6.75     $2.50      4 years
 Automation

David L. Latimer........ 10/23/00   15,000       $2.50        $11.88     $2.50    7 1/2 years
 Vice President,         10/23/00    5,000       $2.50        $ 6.75     $2.50      4 years
 Product Marketing       10/23/00   20,000       $2.50        $ 6.13     $2.50    4 1/3 years

Elizabeth J. McDonald... 10/23/00   15,000       $2.50        $ 6.63     $2.50   2 7/12 years
 Vice President,         10/23/00    4,000       $2.50        $ 6.75     $2.50    6 5/6 years
 Corporate Counsel and   10/23/00    4,000       $2.50        $ 7.75     $2.50   2 11/12 years
 Secretary               10/23/00    2,000       $2.50        $ 6.75     $2.50      4 years

Linda J. Miller......... 10/23/00    7,500       $2.50        $ 6.75     $2.50      4 years
 Senior Vice President   10/23/00   26,250       $2.50        $ 7.09     $2.50   4 1/12 years
 and General Manager

George A. Plesko........ 10/23/00   20,000       $2.50        $ 7.63     $2.50    4 1/6 years
 Senior Vice President

Matt D. Schler.......... 10/23/00    7,500       $2.50        $ 6.75     $2.50      4 years
 Vice President,         10/23/00   37,500       $2.50        $ 7.09     $2.50   4 1/12 years
 Engineering and Product
 Development

                                                                                   Length of
                                   Number of                                       Original
                                  Securities  Market Price   Exercise             Option Term
                                  Underlying  of Stock at    Price at            Remaining At
                                    Options     Time of      Time of      New       Date of
                                  Repriced or Repricing or Repricing or Exercise Repricing or
Name and Title             Date     Amended    Amendment    Amendment    Price     Amendment
--------------           -------- ----------- ------------ ------------ -------- -------------
Michael Stachura........ 10/23/00   15,000       $2.50        $ 7.75     $2.50      8 years
 Vice President,
  Treasurer              10/23/00   10,000       $2.50        $ 7.75     $2.50      3 years
 and Chief Financial     10/23/00    5,000       $2.50        $ 6.75     $2.50      4 years
 Officer

John B. West............ 10/23/00    7,500       $2.50        $ 8.00     $2.50    4 1/4 years
 Vice President,
 Mobile and Wireless

William Woodard......... 10/23/00   13,125       $2.50        $ 7.88     $2.50    1 1/4 years
 Vice President,
  Treasurer                         15,000       $2.50        $ 6.88     $2.50      2 years
 and Chief Financial                42,230       $2.50        $ 8.88     $2.50      4 years
 Officer                            30,000       $2.50        $ 6.75     $2.50    1 5/6 years
                                     6,500       $2.50        $ 6.75     $2.50      4 years

Linda J. Miller (1).....  12/6/99   26,250       $7.09        $10.88     $7.09    8 1/3 years
 Senior Vice President
 and General Manager

Matt D. Schler (1)......  12/6/99   37,500       $7.09        $10.38     $7.09   7 11/12 years
 Vice President,
 Engineering and Product
 Development

Jay Eastman (2)......... 10/23/00   10,000       $2.50        $11.00     $2.50    1 1/4 years
                         10/23/00   20,000       $2.50        $ 6.25     $2.50      2 years
                         10/23/00   16,000       $2.50        $ 5.75     $2.50    2 1/2 years
                         10/23/00   46,453       $2.50        $ 8.88     $2.50      4 years
                         10/23/00    6,500       $2.50        $11.88     $2.50      2 years
                         10/23/00    3,250       $2.50        $10.38     $2.50      3 years

Robert S. Ehrlich (2)... 10/23/00   83,000       $2.50        $10.00     $2.50    8/12 years
                         10/23/00   50,000       $2.50        $ 6.50     $2.50      2 years
                         10/23/00   35,000       $2.50        $ 6.50     $2.50      6 years
                         10/23/00   17,500       $2.50        $ 8.63     $2.50    2 3/4 years
                         10/23/00   17,500       $2.50        $ 6.00     $2.50    3 3/4 years
                         10/23/00   25,000       $2.50        $ 3.59     $2.50    4 1/4 years

Thomas S. Morgan (2).... 10/23/00    3,333       $2.50        $ 6.75     $2.50      1 year
                         10/23/00    3,167       $2.50        $ 6.75     $2.50      1 year
                         10/23/00    6,500       $2.50        $11.88     $2.50      2 years
                         10/23/00    3,250       $2.50        $10.38     $2.50      3 years

James C. O'Shea (2)..... 10/23/00    3,333       $2.50        $ 6.75     $2.50      1 year
                         10/23/00    3,167       $2.50        $ 6.75     $2.50      1 year
                         10/23/00    6,500       $2.50        $11.88     $2.50      2 years
                         10/23/00    3,250       $2.50        $10.38     $2.50      3 years

Jack E. Rosenfeld (2)... 10/23/00    3,333       $2.50        $ 6.75     $2.50      1 year
                         10/23/00    3,167       $2.50        $ 6.75     $2.50      1 year
                         10/23/00    6,500       $2.50        $11.88     $2.50      1 year
                         10/23/00    3,250       $2.50        $10.38     $2.50      3 years

                                                                                  Length of
                                                                                  Original
                                   Number of                                     Option Term
                                  Securities  Market Price   Exercise             Remaining
                                  Underlying  of Stock at    Price at            At Date of
                                    Options     Time of      Time of      New     Repricing
                                  Repriced or Repricing or Repricing or Exercise     or
Name and Title             Date     Amended    Amendment    Amendment    Price    Amendment
--------------           -------- ----------- ------------ ------------ -------- -----------
Bert W. Wasserman (2)... 10/23/00    6,500       $2.50        $10.38     $2.50     3 years
                         10/23/00   50,000       $2.50        $ 3.59     $2.50   4 1/4 years

Justin L. Vigdor (2).... 10/23/00    3,333       $2.50        $ 6.75     $2.50     1 year
                         10/23/00    3,167       $2.50        $ 6.75     $2.50     1 year
                         10/23/00    6,500       $2.50        $11.88     $2.50     2 years
                         10/23/00    3,250       $2.50        $10.38     $2.50     3 years

--------
(1) In 1999, the Company offered Mr. Miller and Mr. Schler the opportunity to exchange options for new options for 26,250 shares and 37,500 shares, respectively. The new options reduced the number of shares underlying the original grants by 25%. In addition, the new options for 26,250 shares and 37,500 shares, respectively, lowered the exercise price, reduced the option term from ten years to five years and established a new performance-based vesting and exercise schedule. Each option will expire on December 6, 2004.
(2) Board of Directors

Employment Contracts and Severance and Change-in-Control Arrangements

 Edward J. Borey

   On December 4, 2000, the Company and Edward J. Borey entered into an Employment Agreement (the "Borey Agreement") pursuant to which Mr. Borey was employed as President and Chief Executive Officer. The "Initial Term" under the Borey Agreement will expire on December 31, 2003. However, unless written notice is given to the contrary by either the Company or Mr. Borey at least four months prior to the expiration date, the employment period will automatically be extended for an additional one-year term (each an "Additional Term"). Under the Borey Agreement, Mr. Borey will receive a base salary at the annual rate of $360,000. In addition, under the Borey Agreement, for 2001 Mr. Borey will receive a performance bonus in an amount not less than $360,000, and for calendar years thereafter, if certain performance goals and targets determined by the Company's Board of Directors for the Company's Management Incentive Plan ("MIP") are met, he will be entitled to receive a performance bonus ranging from 30% to 150% of his base salary with no performance bonus if the performance goal is not achieved. Mr. Borey is eligible to participate in employee benefit plans generally made available by the Company to its executive officers and to receive reimbursement for reasonable relocation expenses.

   Pursuant to his Agreement, on December 4, 2000, Mr. Borey received a stock option for 500,000 Common Shares at an exercise price of $1.75, the Fair Market Value of the Company's Common Shares on the Date of Grant. In January 2001, the options were repriced to $1.1875. The options vest in three equal annual installments commencing one year from the Date of Grant, but no options may be exercised unless and until the trading price of the Company's Common Shares equals or exceeds $3.00 per share for twenty consecutive days. If the trading price does not reach the specified goal, the options may nevertheless be fully exercisable after June 4, 2005. The options expire on December 4, 2005. If Mr. Borey is then an officer of the Company on each of January 2, 2002 and January 2, 2003, the Company will grant him a stock option for not less than 75,000 shares.

   In the event the Company is adjudicated insolvent, Mr. Borey will be entitled to additional compensation to offset the decrease in the likelihood that there will be any value to his equity potential and bonus potential; accordingly, he will be entitled to a twofold increase in base salary and payment of 2% of the total gross sales of the Company assets in lieu of the bonus payments. Also, in the event the Company is adjudicated insolvent, Mr. Borey will be entitled, at his discretion, to terminate his employment relationship with the Company upon sixty

(60) days written notice. If such termination option is exercised and occurs prior to December 4, 2001, he will be entitled to a severance payment equal to his base salary for one year and his bonus for one year at 100% of target. If such termination option is exercised and occurs after December 4, 2001, he will be entitled to a severance payment equal to the greater of (a) his base salary and bonuses for the unexpired portion of the term or (b) his base salary for one year and his bonus for one year at 100% of target.

   The Borey Agreement contains provisions relating to confidentiality, non-competition and Change-in-Control (as defined below).

   In the event of the termination of Mr. Borey's services by the Company for any reason other than Cause (as defined below) or a Change-in-Control (as defined below) or upon the resignation of Mr. Borey for Good Reason (as defined below), the Company will pay Mr. Borey an amount equal to the greater of (a) Mr. Borey's base salary and bonuses at 100% of target for the unexpired portion of the term or (b) Mr. Borey's base salary for one year and his bonus for one year at 100% of target, and all benefits will continue for a period equal to the greater of the periods set forth in (a) or (b) above. Under certain circumstances, the severance payments to Mr. Borey may be offset if he receives compensation from a third party.

   In the event Mr. Borey terminates his employment for any reason within ninety days after the occurrence of a Change-in-Control or in the event of the termination of Mr. Borey's services within the two-year period following a Change-in-Control of the Company and such termination is (a) by the Company or its successor for any reason other than Cause or (b) by Mr. Borey for Good Reason (as defined below) following a Change-in-Control, the Company will pay Mr. Borey an amount equal to the product of the sum of (x) his base salary and
(y) the highest annual bonus paid to him in the three full fiscal years preceding termination multiplied by 2.9. Said amount will be payable in the manner elected by Mr. Borey (in a lump sum cash payment, in three equal annual installments or in equal bi-weekly installments over a three-year period). All benefits will also continue for a period of three years after such termination.

   If any of the payments to Mr. Borey are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

 Robert C. Strandberg

  Employment Agreement

   Effective June 2, 1998, the Company entered into an Employment Agreement with Mr. Strandberg, which was amended in December 1998 and July 1999 (the Employment Agreement, as amended, is referred to as the "Strandberg Agreement"), and which would have expired on December 31, 2000. However, Mr. Strandberg resigned as President and Chief Executive Officer on August 22, 2000. Under the Strandberg Agreement, Mr. Strandberg received an annual base salary of $336,000. In addition, under the Strandberg Agreement, if certain performance goals and targets determined annually by the Company's Board of Directors for the Company's Management Incentive Plan ("MIP") were met, Mr. Strandberg was entitled to receive a performance bonus for that year ranging from 40% to 170% of his base salary with no performance bonus if the performance goal was not achieved in a particular year. Mr. Strandberg was also eligible to participate in employee benefit plans generally made available by the Company to its executive officers.

   The Strandberg Agreement contained provisions relating to confidentiality, non-competition and Change-in-Control (as defined below).

   Pursuant to the Strandberg Agreement, in March 1998 Mr. Strandberg received an award of 37,500 restricted shares which could not be sold, transferred or otherwise disposed of until the restrictions lapse. See Footnote (3) to the Summary Compensation Table for further details with respect to the restricted shares. Pursuant to the Strandberg Agreement, on March 25, 1999, Mr. Strandberg received an option for 37,500 Common Shares at an exercise price of $8.625 per share (the Fair Market Value of the Company's Common Shares on the date of grant). This option replaced the award of 37,500 restricted shares which would have been awarded on March 25, 1999 and represented a 50% reduction in the size of the option grant to which he otherwise would have been entitled. Of the 37,500 stock options granted, options for 18,750 shares vested as follows: 4,688 on March 25, 2000; 4,687 on March 25, 2001; 4,688 on March 25, 2002; and 4,687 on
March 25, 2003. The options for the remaining 18,750 shares did not vest unless and until certain performance levels for the Company's Common Shares were attained. The options expire on March 25, 2004.

   Pursuant to the Strandberg Agreement, effective as of March 25, 2000, Mr. Strandberg received an option for 37,500 Common Shares, at an exercise price of $6.00 per share (the Fair Market Value of the Company's Common Shares on the date of grant). This option represented a 50% reduction in the size of the option grant to which he otherwise would have been entitled pursuant to his Agreement. Of the 37,500 stock options granted, options for 18,750 shares vested as follows: 4,688 on March 25, 2001; 4,687 on March 25, 2002; 4,688 on
March 25, 2003; and 4,687 on March 25, 2004. The remaining 18,750 shares did not vest unless and until certain performance levels for the Company's Common Shares were attained--with respect to 6,250 shares, at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $7.98 per share for seven consecutive days; with respect to 6,250 shares, at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $9.41 per share for seven consecutive days; and with respect to 6,250 shares, at such time as the Fair Market Value of the Company's Common Shares equals or exceeds $10.92 per share for seven consecutive days. If the specified performance goals were not reached, the options would nevertheless become fully exercisable after December 1, 2004 in order to maintain favorable accounting treatment. The options expire on March 25, 2005.

  Severance Arrangements

   On August 22, 2000, Mr. Strandberg resigned all his positions and offices, including those of President, Chief Executive Officer and member of the Board of Directors. Pursuant to resolutions adopted by the Board, the Company will continue to pay Mr. Strandberg, for a period of one year, his base salary of $336,000 and all current health, dental, life and accidental death and dismemberment insurance benefits and certain incidental benefits. In addition, all options held by Mr. Strandberg were deemed fully vested as of August 22, 2000 and may be exercised until the earlier of (i) the date on which the option expires by its terms or (ii) August 22, 2003. Also, all restrictions on the restricted shares owned by Mr. Strandberg were waived by the Board and were deemed to have lapsed as of August 22, 2000. Certain obligations in Mr. Strandberg's prior Employment Agreement relating to confidentiality and non-competition remain in effect in accordance with their terms.

 George A. Plesko

   Following the acquisition of GAP Technologies, Inc. and GEO Labs, Inc., the Company on December 21, 1999 entered into an Employment Agreement and a Non-Competition and Confidentiality Agreement (the "Plesko Agreements") with George A. Plesko, pursuant to which Mr. Plesko was employed as a Senior Vice President. The "Initial Term" under the Plesko Agreements will expire on December 20, 2002. Under the Plesko Agreements, Mr. Plesko will receive a base salary at the annual rate of $200,000. In addition, if certain performance goals and targets determined annually by the Company's Board of Directors are met, Mr. Plesko will be entitled to receive a performance bonus of up to 35% of base salary. Pursuant to the Plesko Agreements, on January 3, 2000 Mr. Plesko received a stock option for 20,000 Common Shares at an exercise price of $7.625, the Fair Market Value of the Company's Common Shares on the Date of Grant. On October 23, 2000, the options were repriced to $2.50 per share. The options vest and are exercisable in four equal annual installments commencing one year from the Date of Grant. Mr. Plesko is also eligible to participate in employee benefit plans generally made available by the Company to its executive officers.

   The Plesko Agreements contain provisions relating to confidentiality, non-competition and Change-in-Control (as defined below).

   In the event of termination of employment or a Change-in-Control, Mr. Plesko's severance payments will be as described in "Severance/Change-in-Control Agreements" below, except that if Mr. Plesko is terminated by the Company prior to the expiration of the initial three-year term, he will be entitled to severance payments for a period equal to the then remaining portion of the three-year term.

 Severance/Change-in-Control Agreements

   Severance/Change-in-Control Agreements have been entered into with all senior executive officers in order to assure the Company of the continued services of those executives to the Company in an effective manner without distraction by reason of the possibility of a termination of employment by the Company or a change in control of the Company. In general, all provide that in the event of the termination of the executive's employment by the Company, for any reason other than Termination for Cause (as defined below), death, disability or a Change-in-Control (as defined below), the Company will continue to pay the executive for a period of one year (two years in the case of William L. Parnell, Executive Vice President and Chief Operating Officer) following such termination an amount equal to the executive's salary at the annual rate then in effect. In addition, the Company will provide the executive with the executive's then current health, dental, life and accidental death and dismemberment insurance benefits for a period of one year following such termination. Each agreement also contains a covenant not-to-compete during the one-year period (two-year period in the case of Mr. Parnell) in which severance benefits are being paid. In the event of the termination of the executive's employment within the two-year period following a Change-in-Control (as defined below) of the Company, and such termination is
(i) by the Company for any reason other than Termination for Cause (as defined below) or (ii) by the executive if the executive terminates such employment for Good Reason (as defined below), or, in the case of Mr. Parnell, in addition, if he terminates his employment for any reason within 90 days after the occurrence of a Change-in-Control, the Company will pay the executive either over a period of three years or in a lump sum payment an amount equal to the sum of (x) the executive's salary at the annual rate then in effect and
(y) the highest annual bonus paid to the executive under the Company's current Management Incentive Plan or any successor plan in the three full fiscal years preceding termination multiplied by 2.9. In addition, the executive will be immediately vested in any retirement, incentive or option plans then in effect and the Company will continue to provide the executive with his or her then current health, dental, life and accidental death and dismemberment insurance benefits for a period of three years.

   If any of the payments to the executive are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

   Certain Definitions. As used in the Borey Agreement, the Plesko Agreement, the 1998 Ehrlich Agreement, and the Severance/Change-in-Control Agreements:

   (a) Change-in-Control generally means the acquisition of 30% of the Company's voting securities, or a change of one-third of the incumbent Board of Directors without the prior approval of the members of the incumbent Board of Directors, or the merger or consolidation of the Company with another corporation where the shareholders of the Company would not, immediately after the merger or consolidation, own at least 50% of the voting securities of the corporation issuing the cash or securities in the merger or consolidation, or the sale of substantially all of the assets of the Company.

   (b) Termination for Cause generally means the termination of the employment of an officer because the officer has failed or refused to perform such services as may reasonably be delegated to the officer consistent with the officer's position, or has been grossly negligent in connection with the performance of his or her duties, or has committed acts involving dishonesty, willful misconduct, breach of fiduciary duty, fraud, or any similar offense which materially affects the officer's ability to perform his or her duties for the Company or may materially adversely affect the Company, or has been convicted of a felony.

   (c) Good Reason generally means an officer's annual rate of salary is reduced from the annual rate then currently in effect or the officer's other employee benefits are in the aggregate materially reduced from those then currently in effect, (unless such reduction of employee benefits applies generally to employees of the

Company), or the officer's place of employment is moved from its then current location, or the officer is assigned duties that are demeaning or are otherwise materially inconsistent with the duties then currently performed by the officer.

   (d) Termination without Cause generally means the termination of the employment of an officer for reasons other than death, disability, termination for cause or termination upon Change-in-Control.

 Other Remuneration Arrangements

   On August 22, 2000, Messrs. Ehrlich and Wasserman were appointed interim Co-Chief Executive Officers to serve until the appointment of a new President and Chief Executive Officer, which occurred on December 4, 2000. During such interim period, Mr. Wasserman received no fees as an outside director and Mr. Ehrlich received no fees under the Ehrlich Agreement (as defined below), but each received fees at the rate of $18,000 per month for so long as they served as interim Co-Chief Executive Officers.

   In addition, Mr. Ehrlich received an option for 25,000 Common Shares and Mr. Wasserman received an option for 50,000 Common Shares. Each option was granted at an exercise price of $3.594 per share and each option vested in five equal monthly installments commencing on September 1, 2000. However, neither option may be exercised until such time as the fair market value of the Company's Common Shares equals or exceeds $5.391 per share for seven consecutive days. If the $5.391 price per share is not reached, the options will nevertheless become fully exercisable after April 1, 2005 in order to maintain favorable accounting treatment. Each option expires on August 25, 2005. Effective October 23, 2000, each option was repriced to $2.50 per share. See "EXECUTIVE OFFICER COMPENSATION--Option Repricing and Ten-Year Option Repricing Table."

 Interests of Directors and Management in Certain Transactions

   In fiscal 2000, the Company, pursuant to a Severance Agreement dated April 30, 1997, paid L. Michael Hone, the Company's former Chairman of the Board and Chief Executive Officer, $85,100 and forgave $35,136 of indebtedness. In connection with the forgiveness of the loan, Mr. Hone received a related tax gross-up of $16,452. No further payments are owing to Mr. Hone under his Severance Agreement and there is no further indebtedness owing by Mr. Hone to the Company. In addition, on November 30, 2000, in consideration of the surrender of options for 470,833 shares, the Company repriced Mr. Hone's remaining options for 175,000 shares, resulting in a new exercise price of $1.90 per share. Of the 175,000 shares, 50,000 shares had an original exercise price of $10.00 and 125,000 shares had an original exercise price of $8.88.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                          CORPORATE PERFORMANCE GRAPH

   The following graph reflects a comparison of the cumulative total return of the Company's Common Shares from December 31, 1995 through December 31, 2000, with the Standard and Poor's 500 Index and the Standard and Poor's Technology Sector Index. Comparisons of this sort are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Shares. The graph assumes that $100 was invested on December 31, 1995 in each of the Company's Common Shares, the Standard and Poor's 500 Index and the Standard and Poor's Technology Sector Index and that all dividends were reinvested.

                               COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                                     AMONG PSC INC., THE S&P 500 INDEX
                                    AND THE S&P TECHNOLOGY SECTOR INDEX
                          ----------------------------------------------------
                            12/95    12/96    12/97    12/98    12/99    12/00
PSC INC.                  $100.O0  $ 77.03  $142.57  $102.70  $ 79.73  $  8.11
S&P 500                    100.00   122.96   163.98   210.84   255.22   231.98
S&P TECHNOLOGY SECTOR      100.00   141.87   178.89   309.44   541.93   325.43
*100 INVESTED ON 12/31/95 IN STOCK OR INDEX-
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                    OF DIRECTORS ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Tunioli, approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

   The Company's executive compensation policy is intended (i) to support the attainment of the Company's long and short-term strategic and financial objectives; (ii) to provide a competitive total compensation program that enables the Company to attract, motivate and retain the key executives needed to accomplish the Company's goals; (iii) to provide variable compensation opportunities that are directly related to the performance of the Company;
(iv) to align executive compensation with growth in shareholder value; and (v) to recognize and reward executives for their contributions and commitment to the growth and profitability of the Company. The Compensation Committee believes this policy is generally best accomplished by providing a competitive total compensation package, a significant portion of which is variable and at risk and related to established performance goals.

   To maintain a competitive level of compensation, the Company and the Committee periodically utilize the services of independent compensation consultants to analyze compensation data for high technology companies with revenues of $250 million and to recommend plan designs and guidelines and compensation strategies.

   The Company's compensation program for executive officers consists of the following key elements: base salary, annual cash incentives and equity-based incentives. Salary and annual incentive payments are mainly designed to reward current and past performances. Equity-based incentives are primarily designed to provide strong incentives for long-term future performance. The components of the compensation program for executives are described below.

   Base Salary: Base salaries and increases for executive officers, other than Mr. Borey, are determined by the Chief Executive Officer within the guidelines established by the Committee and are based upon the officer's current performance, experience, the scope and complexity of his or her position within the Company and the external competitive marketplace for comparable positions at peer companies. Base salaries are designed to be competitive, generally at the median or 50th percentile, as compared to salary levels for equivalent executive positions in comparable companies and are normally reviewed annually.

   Annual Incentive: A substantial portion of each executive officer's compensation is variable and tied to Company performance.

   The Company's Management Incentive Plan (the "MIP"), which is applicable to all of the Company's key executives and department managers, provides cash incentive awards based upon overall performance by the Company as determined by specific measurement targets which are established each year by the Committee. In 2000, the measurement targets were based on return on capital employed ("ROCE") and sales growth. ROCE is defined as operating income divided by net average capital as reported in the Company's financial statements. Sales growth is defined as the percentage increase of current fiscal year revenue over the preceding fiscal year revenue. If the target is achieved, awards varying from 10% to 60% of base salary will be paid. Below a threshold level of performance, no awards will be granted. If the target is surpassed, awards increase, depending on the percentage of target achieved. The incentive percentage for an employee is based upon position in the Company and is based upon market comparisons. Since the Company did not meet its performance targets for 2000, no MIP bonuses were paid to any individual in 2000. In 2001, the performance targets will be based on Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA").

   Equity-Based Incentives: Stock options are granted to aid in the retention of key employees and to align the interests of key employees with those of the shareholders. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The

Committee is responsible for determining the individuals to whom grants should be made, the time of the grants and the number of shares subject to each option. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Shares on the date of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Shares. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Shares occurs over a period of years.

   In 2000, stock options were granted only to new officers and to certain key individuals who became employees of the Company as the result of the Company's acquisition of Percon.

 Option Repricing

   Recognizing that executive officers and directors, as well as all employees, held stock options with option prices significantly higher than the current market value of the Company's Common Shares, thereby negating the incentive and retention power associated with such options, the Committee decided on October 23, 2000 to reprice all outstanding options held by all individuals who were officers, directors and employees on that date. Accordingly, the exercise price for all options, which had exercise prices ranging from $13.06 to $3.59, was reduced to $2.50 per share, the fair market value of the Company's Common Shares on October 23, 2000. The Compensation Committee believes that stock options are a significant factor in the Company's ability to attract, retain and motivate employees who are critical to the Company's long-term success. The disparity between the original exercise prices of the Company's outstanding options and the market price for the Common Shares did not provide, in the judgment of the Compensation Committee, a meaningful incentive or retention device to the employees holding those stock options, and, therefore, the Compensation Committee determined that repricing the stock options was in the best interests of the Company and its shareholders. See "EXECUTIVE OFFICER COMPENSATION--Option Repricing and Ten-Year Option Repricing Table."

 CEO Compensation

   On August 22, 2000, Robert C. Strandberg resigned as President and Chief Executive Officer and as a director of the Company, and Robert S. Ehrlich, Chairman of the Board, and Bert W. Wasserman, a director, were appointed interim Co-Chief Executive Officers and served as such until December 4, 2000, when Edward J. Borey was appointed President and Chief Executive Officer.

   Pursuant to his Employment Agreement, as amended on July 13, 1999, Mr. Strandberg's base salary for 2000 was $336,000. He received no bonus for 2000, since the performance targets set forth in the MIP were not met. As provided for in his Employment Agreement, in March 2000 Mr. Strandberg received a stock option for 37,500 shares at an exercise price of $6.00, the fair market value of the Company's Common Shares on the date of grant. Mr. Strandberg's Employment Agreement and severance arrangements are described in detail in "EXECUTIVE OFFICER COMPENSATION--Employment Contracts and Severance and Change-in-Control Agreements--Robert C. Strandberg."

   During the period Messrs. Ehrlich and Wasserman served as interim Co-Chief Executive Officers, each received a fee at the rate of $18,000 per month. The remuneration of Messrs. Ehrlich and Wasserman in 2000 is described in detail in "ELECTION OF DIRECTORS--Compensation of Directors" and "EXECUTIVE OFFICER COMPENSATION--Other Remuneration Arrangements."

   When Mr. Borey was elected President and Chief Executive Officer as of December 4, 2000, the Committee established his base salary and other compensation arrangements by assessing comparative compensation information and survey sources that capture high technology compensation data for companies that approximate PSC's size Mr. Borey's base salary, which is at the rate of $360,000 per annum, approximates the median of relevant general industry market data. Mr. Borey's Employment Agreement is described in detail in "EXECUTIVE OFFICER COMPENSATION--Employment Contracts and Severance and Change-in-Control Agreements--Edward J. Borey."

 Tax Considerations

   Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executive Officers to $1,000,000 each. However, compensation is exempt from this limit if it qualifies as "performance-based compensation." The Compensation Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction. The Committee believes that all of the Company's 2000 compensation expense will be deductible for federal income tax purposes.

   Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). It is not expected that the compensation of any executive officer will exceed $1,000,000 in fiscal 2001.

                                          Compensation Committee

                                          James C. O'Shea, Chairman
                                          Thomas J. Morgan
                                          Jack E. Rosenfeld
                                          Roberto Tunioli

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee consist of Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Tunioli. Each member is a non-employee director and does not have any direct or indirect material interest in or relationship with the Company outside of his position as director.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2000 fiscal year, all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with.

                            AUDIT COMMITTEE REPORT

 Membership and Role of Audit Committee

   The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company's accounting functions, internal controls and financial reporting process. The Audit Committee is comprised of three independent directors, and is governed by an amended written charter adopted and approved by the Board. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

   Each of the members of the Audit Committee is independent as defined by the Company policy and the National Association of Securities Dealers, Inc. ("NASD") listing standards, except that Mr. Wasserman serves on the Audit Committee despite having served as interim Co-Chief Executive Officer of the Company for the brief period from August to December 2000. In connection with the departure of the Company's then Chief Executive Officer on August 22, 2000, Mr. Wasserman agreed to the request of the Board of Directors that he, together with Mr. Ehrlich, serve on an interim basis as Co-Chief Executive Officer. Mr. Wasserman stepped down as interim Co-Chief Executive Officer on December 4, 2000 when Mr. Borey was appointed the Company's new Chief Executive Officer. Mr. Wasserman had been a long-term, valued member of the Audit Committee prior to the time that the Company's Board of Directors, due to unusual circumstances, asked him to serve as interim Co-Chief Executive Officer. After his service as interim Co-Chief Executive Officer ended, the Company's Board of Directors determined that Mr. Wasserman's unique situation presented exceptional and limited circumstances pursuant to which his continued service on the Audit Committee was required in the best interests of the Company and its shareholders.

   Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board the selection of the Company's independent auditors.

 Review of the Company's Audited Financial Statements

   The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's Annual Report on Form 10-K. In order to fulfill its responsibilities, the Audit Committee (a) discussed with Arthur Andersen LLP ("AA"), the Company's independent auditors for the year ended December 31, 2000, the overall scope and plans for its audit, (b) reviewed and discussed with management and AA the Company's audited consolidated financial statements for the year ended December 31, 2000, (c) discussed with AA its judgment as to the quality and acceptability of the Company's accounting principles as applied in its financial reporting and such other matters as are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and (d) received and reviewed the written disclosures and the letter from AA required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with AA its independence.

   Based upon the discussions with AA concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 include these financial statements.

 Arthur Andersen LLP Information

   Fees for all services rendered by AA for fiscal year 2000 are as follows:

      Audit Fees....................................................... $168,533
      Financial Information Systems Design and Implementation Fees.....      --
      All Other........................................................ $132,375
                                                                        --------
        Total.......................................................... $300,908

   The Audit Committee has advised the Company that, in its opinion, the non-audit services rendered by AA during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

                                          Audit Committee:
                                           Bert W. Wasserman, Chairman
                                           Thomas J. Morgan
                                           Terry R. Peets

         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
              TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES
                                (Proxy Item 2)

   The Company's Certificate of Incorporation currently authorizes a total of 40,000,000 Common Shares, par value $.01 per share, and 10,000,000 Preferred Shares, par value $.01 per share. The Board of Directors has approved, and recommends to the shareholders for their approval and adoption, an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate") to increase the number of authorized Common Shares of the Company from 40,000,000 shares to 100,000,000 shares. The number of authorized Preferred Shares will remain at 10,000,000 shares.

   As of May 30, 2001, there were 12,458,071 Common Shares issued and outstanding. Additionally, approximately 3,364,408 Common Shares are reserved for issuance under the Company's stock option plans and employee stock purchase plans and approximately 2,130,000 Common Shares are reserved for conversion of outstanding convertible securities. Thus, an aggregate of 5,494,408 Common Shares are issued and outstanding or reserved for issuance, representing approximately 44.1% of the Company's authorized Common Shares.

   The additional Common Shares for which authorization is sought would become part of the existing class of Common Shares. The new Common Shares, when issued, would have the same rights and privileges as the Common Shares presently outstanding. No shareholder of the Company has any preemptive right to subscribe for or purchase any of the Common Shares, and, once authorized, such Common Shares would be available for issuance at such time and on such terms as the Board of Directors may consider appropriate.

   Holders of Common Shares are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid any cash dividends on the Common Shares since 1979.

   Holders of the Common Shares have no redemption, conversion or sinking fund rights. Holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares and do not have any cumulative voting rights. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Shares are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference, if any, of any outstanding Preferred Shares.

   In the opinion of the Board of Directors of the Company, the additional authorized Common Shares will benefit the Company by providing flexibility to the Board of Directors, without requiring further action or authorization by the Company's shareholders (except as may be required by law or the rules of any stock exchange on which the Company's securities may then be listed), to issue additional Common Shares from time to time in responding to business needs and opportunities as they arise, or for other proper corporate purposes. These opportunities, needs and purposes may include, for example, the obtaining of capital funds through public and private offerings of Common Shares or of securities convertible into Common Shares and the use of Common Shares in connection with structuring possible acquisitions of businesses and assets. Additionally, the Board, in its discretion, could in the future declare stock splits or stock dividends or, subject to shareholder approval, increase, establish or extend stock option and other stock awards plans. Although the Company regularly reviews and evaluates potential business opportunities and acquisitions, it does not have any agreements or commitments at this time to issue any shares for such purposes nor does it have any present plans with respect to financings, stock splits, dividends or other actions requiring the issuance of Common Shares, except for the issuance of Common Shares in connection with existing stock option and employee stock purchase plans and convertible securities.

   If approved by the shareholders, the additional authorized Common Shares will allow the Company to take prompt action with respect to corporate opportunities that develop without the delay and expense incident to the holding of a special meeting of shareholders to consider any specific issuance. It is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of additional Common Shares unless required by law or by the rules of any stock exchange on which the Company's shares may then be listed. The Company's Common Shares currently trade on The Nasdaq SmallCap Market tier of The Nasdaq Stock Market ("Nasdaq"). Nasdaq currently requires shareholder approval in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of Common Shares outstanding by 20% or more.

   Although the Board of Directors would only authorize the issuance of additional Common Shares based on its judgment as to the best interests of the Company and its shareholders, the issuance of additional authorized shares could have the effect of diluting the voting power and book value per share of the outstanding Common Shares. The Board of Directors (if consistent with its fiduciary responsibilities) could also attempt to deter future takeover attempts by issuing additional Common Shares (alone or with the Company's Shareholder Rights Plan as described below) or to dilute the ownership of persons seeking to gain control of the Company and to impede any unsolicited bid for control of the Company which the Board believed was not in the best interests of the Company and its shareholders. For example, the Company might seek to frustrate a takeover attempt by making a private sale of a large block of shares to a third party who was opposed to such an attempt. The Company, however, is aware of no such takeover attempt and has no plans or arrangements with respect to the same. The issuance of any additional shares will be on terms deemed to be in the best interests of the Company and its shareholders.

   The Company also has in effect a Shareholder Rights Plan (the "Rights Plan") that gives each holder of the Company's Common Shares one Preferred Share Purchase Right (a "Right"). The Right entitles the recipient, upon exercise, to purchase one one-thousandth of a share (a "Unit") of Series B Preferred Stock, subject to adjustment, at a price of $45.00 per Unit. The terms of the Rights are triggered upon the acquisition of or an offer by a person or group to acquire 20% or more of the Company's Common Shares. The Rights also entitle the holders (other than the person or group holding the triggering percentage) to certain favorable dividend, liquidation and voting rights. The Rights are designed to protect the interests of the Company and its shareholders against coercive takeover tactics by encouraging potential acquirors to negotiate with the Board of Directors acting on behalf of all shareholders. The Rights Plan may have the effect of deterring potential acquirors. The additional shares authorized by the Amendment, when considered with the Rights Plan, also may deter takeover proposals. A potential acquiror might ultimately decide not to pursue an acquisition of the Company if the acquiror's ownership of Common Shares could be diluted by the issuance of additional Common Shares authorized by the Amendment and shares of Series B Preferred Stock under the Rights.

   The Company's Board of Directors has not proposed the Amendment to the Certificate as an anti-takeover measure, nor does the Board presently intend for the foreseeable future to propose anti-takeover measures in any future proxy solicitations. Any actions taken by the Company to discourage an attempt to acquire control of the Company may result in shareholders not being able to participate in any possible premiums which may arise in the absence of anti-takeover provisions, and could be used to entrench management's position even if such change in control may be beneficial to shareholders.

   The approval of the Amendment to the Certificate will not of itself cause any change in the capital stock or surplus of the Company. However, any future issuance of Common Shares may have a dilutive effect on the present equity holdings of shareholders of the Company.

   Certain other provisions of the Company's Certificate and By-Laws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in such shareholder's best interest, including those attempts that might result in a premium over the market price for the shares held by the shareholders. The Certificate provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. In addition, the Certificate provides that shareholders may remove a director only for cause and only by the vote of the holders of two-thirds of the Common Shares of the Company. This provision, when coupled with the provision of the Certificate authorizing only the Board of Directors to fill vacant directorships, will preclude shareholders from removing incumbent directors without cause and simultaneously gaining control over the Board of Directors by filling the vacancies created by such removal with their own nominees, and will make more difficult, and therefore may discourage, a proxy contest to change control of the Company. The Certificate also provides that special meetings of shareholders of the Company may be called only by the Board of Directors. These provisions of the Certificate may be changed only by the affirmative vote of the holders of two-thirds of the Common Shares of the Company entitled to vote on such matters at a meeting duly called for such purpose.

   The By-Laws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at annual or special meeting of shareholders, must provide prior written notice thereof, as set forth in the By-Laws. See "GENERAL
INFORMATION--Procedure for Submitting Shareholder Proposals."

   If approved by the shareholders at the Annual Meeting, the increase in the number of Common Shares would become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the New York Secretary of State, which filing would take place shortly after the Annual Meeting.

   If the Amendment is approved, the text of Paragraph 4(a) of the Certificate of Incorporation, as amended, would be as follows:

     "4(a). Statement of Authorized Stock. The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Ten Million (110,000,000) shares of capital stock of the following classes in the following amounts:

       (i) One Hundred Million (100,000,000) shares shall be Common Shares, having a par value of $.01 per share ("Common Shares");

       (ii) One Hundred Ten Thousand (110,000) shares shall be Series A Convertible Preferred Shares, having a par value of $.01 per share ("Series A Convertible Preferred Shares");

       (iii) One Hundred Seventy-Five Thousand (175,000) shares shall be Series B Preferred Shares, having a par value of $.01 per share ("Series B Preferred Shares"); and

       (iv) Nine Million Seven Hundred Fifteen Thousand (9,715,000) shares shall be Preferred Shares, having a par value of $.01 per share (the "Undesignated Preferred Stock"), which shares of Undesignated Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Undesignated Preferred Stock shall have such voting powers, full or limited, or no voting power, and have such preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Undesignated Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority expressed vested in it, all in accordance with the laws of the State of New York."

Vote Required

   Approval of the Amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding Voting Shares entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against the Amendment.

   Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Amendment.

   The Board of Directors recommends that shareholders vote FOR the approval of the proposed Amendment to the Company's Certificate of Incorporation.

                               PROPOSAL TO AMEND
                          THE 1994 STOCK OPTION PLAN
                                (Proxy Item 3)

   In May 1995, the shareholders approved the 1994 Stock Option Plan (the "1994 Plan") and reserved 1,750,000 Common Shares for issuance thereunder. In May 1999, the shareholders authorized an increase in the number of Common Shares reserved for issuance by 1,000,000 shares to a total of 2,750,000 shares. The Board has amended the 1994 Plan, subject to shareholder approval, to increase the number of Common Shares reserved for issuance thereunder by an additional 1,000,000 to a total of 3,750,000 shares.

   The Board of Directors believes that the increase in the number of shares available for issuance under the 1994 Plan will strengthen the Company's ability to attract, retain and compensate key employees and future employees of the Company and motivate such employees to attain individual performance and overall corporate goals. The Board believes that it is critical that the Company's new management team have the ability to attract the appropriate caliber of executive leaders and technical talent to the Company and to fulfill certain contractual commitments. In an environment which has become increasingly competitive in the search for employees, especially in high technology companies, the Board believes it is essential that the Company have the ability to respond to that competition. This can be done either by substantially increasing the cash compensation paid to the Company's officers and key employees or by continuing to grant them stock options in a form and quantity consistent with other comparable companies in the industry. Alternative compensation arrangements which would be required if the Company did not have a sufficient stock option pool would be less attractive to employees and more expensive to the Company. In addition, unlike the immediate dilutive effect on earnings per share ("EPS") caused by increases in cash compensation, grants of stock options have no effect on EPS until the Company's stock increases in value beyond the option exercise price. The closing price of the Common Shares on The Nasdaq Stock Market(R) on May 25, 2001 was $1.09. As of that date, the exercise price of all of the Company's outstanding stock options exceeded the market value of the Company's Common Shares.

   The Company is seeking shareholder approval of the amendment of the 1994 Plan in order to comply with the requirements of Sections 162(m) and 422 of the Internal Revenue Code of 1986 (the "Code") and the requirements of NASDAQ.

   The principal features of the 1994 Plan are summarized below. The summary is qualified in its entirety by reference to the complete text of the 1994 Plan, as proposed to be amended, which is attached as Appendix B.

 Purpose

   The primary purposes of the 1994 Plan are to advance the Company's interests by helping to attract and retain highly qualified individuals to serve as officers, employees and non-employee directors, to enable them to acquire a larger personal financial interest in the Company through the acquisition and ownership of Common Shares, and to encourage them to identify with shareholders through stock ownership.

 Administration of the 1994 Plan

   The 1994 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). No director may be appointed to the Committee who is not a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, no director may be appointed to the Committee who is not an "outside director" for purposes of Section 162(m) of the Code. Except as described below, the Committee has full authority to determine the specific individuals to whom awards may be made under the 1994 Plan, to determine the provisions of such awards, to interpret the terms of the 1994 Plan and awards made under the 1994 Plan and to adopt, amend and rescind rules and guidelines for the administration of the 1994 Plan. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers who are also directors, the power to grant options to participants who are not subject to the reporting requirements of Section 16(a) of the Exchange Act, provided, however, that the Committee must fix the maximum amount of options for such participants as a group.

 Types of Awards

   The 1994 Plan provides the Committee with authority to grant incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options and shares of restricted stock. In addition, the 1994 Plan also provides for automatic grants of stock options to directors who are not employees of the Company. The terms and conditions of the awards are set out from time to time in agreements between the Company and the individuals receiving such awards ("Stock Option Agreements").

 Incentive Stock Options and Nonstatutory Stock Options

   Any officer or key employee of the Company or any subsidiary of the Company is eligible to receive an incentive stock option ("ISO") or nonstatutory stock option ("NSO") under the 1994 Plan. In addition, any consultant to the Company, who, in the opinion of the Committee, is in a position to have a significant effect upon the Company's business, is eligible to receive a NSO under the 1994 Plan. The Committee, in its sole discretion, selects the participants from among those eligible to receive options and determines the form, amount, vesting and timing of the options, except, however, that no individual may be granted options for more than 525,000 shares in any fiscal year of the Company. Under the 1994 Plan, the exercise price for the purchase of shares subject to an ISO or NSO may not be less than one hundred percent (100%) of the fair market value of the Common Shares at the time the ISO or NSO is granted, except that the exercise price of ISOs granted to holders of more than ten percent (10%) of the Common Shares must be at least one hundred ten percent (110%) of the fair market value of the Common Shares on the date of grant.

   The term of an ISO or NSO may not exceed ten (10) years and, in the case of an ISO granted to a holder of more than ten percent (10%) of the Common Shares, the term cannot exceed five (5) years. An ISO or NSO is exercisable in such installments, and upon such other terms (e.g., the attainment of specific predetermined stock price goals or other performance goals) as determined by the Committee and as set forth in the Stock Option Agreement.

   ISOs and NSOs may not be assigned or transferred other than by will or by the laws of descent and distribution. Any optionee who ceases to be employed by the Company for any reason other than death, disability, or termination for cause may exercise such ISOs or NSOs, to the extent exercisable, within three
(3) months after such termination. In the event of an optionee's death or disability, ISOs and NSOs generally will be exercisable for one (1) year after such death or disability. The Committee may vary these provisions at or after the time of grant, but in no event may an ISO or NSO be exercised after the expiration of the option exercise period established at the time of grant.

 Non-Employee Director Stock Options

   The 1994 Plan provides for automatic grants of stock options to each member of the Board of Directors who is not also an employee of the Company. All current directors, except Messrs. Ehrlich and Borey, are non-employee directors.

   A Non-Employee Director Stock Option ("NEDSO") for 6,500 shares is granted to each non-employee director automatically every year on the date of the Annual Meeting of Shareholders. Non-employee directors elected by the Board to fill vacancies and newly created directorships in the interim between grant dates will receive a prorated NEDSO based upon the number of full months such non-employee director will serve between his election and the next grant date. The exercise price of each NEDSO is the fair market value of such shares on the date the NEDSO is granted.

   Each NEDSO is exercisable in its entirety one (1) year from the date of grant and terminates upon the expiration of five (5) years from the date of grant. A NEDSO is not transferable other than by will or by the laws of descent and distribution.

   Unless otherwise provided, in the event a non-employee director voluntarily terminates service on the Board other than by reason of death or disability, such person's NEDSO (to the extent exercisable upon such termination) will expire three (3) months from the date of termination of service, provided that in no event may a NEDSO be exercised beyond its original expiration date. Pursuant to a resolution adopted by the Board in July

1999, upon the termination of services of a director by reason of such person's death, disability, resignation, retirement or completion of current term, all options held by such director will become immediately vested and may be exercised until the earlier of (i) the date on which the option expires by its terms or (ii) the date three (3) years after the date of termination of such director's service as a member of the Board.

 Restricted Stock Awards

   The 1994 Plan also permits the Committee to make awards of shares of restricted stock to officers or key employees of the Company and its subsidiaries. The award will set forth a restriction period during which the grantee must remain in the employ of the Company and cannot sell, transfer, assign or pledge the shares. If the grantee's employment terminates during the period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by the Company.

   The Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Committee, in the event of the employee's retirement, permanent total disability, death or in cases of special circumstances.

 Payment of Exercise Price

   Payment for shares purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Payment may be made in cash, with Common Shares of the Company owned by an optionee (provided the optionee has held such shares for at least six (6) months) or by the delivery to the Company of irrevocable instructions to deliver the stock certificates representing the shares for which the option is being exercised directly to a broker, and instructions to the broker to sell such shares and deliver promptly to the Company the total exercise price in cash.

 Tax Withholding

   Whenever a NSO is exercised, a participant must also provide for the payment of any federal, state or local taxes required by law to be withheld. Such payment is usually in cash. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of the Company, including shares retained from the option creating the tax obligation, valued at their fair market value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the participant.

 Option Adjustments

   In the event of a recapitalization, stock split, stock dividend, merger, reorganization, tender offer, sale of substantially all of the Company's assets, dissolution or liquidation of the Company, change-in-control (as defined in the 1994 Plan), or similar transaction affecting the Company's Common Shares, the Committee, in its sole discretion, may, as to any outstanding options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 1994 Plan and in the number and purchase price of shares subject to such options as it may determine, make outstanding options fully exercisable, or amend or terminate such options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any option, shall require payment or other consideration which the Committee deems equitable in the circumstances).

 Financing

   The 1994 Plan permits the Company, in the discretion of the Committee, to make a loan to any person holding an ISO, NSO or NEDSO (a "Participant") or to guarantee the payment of a loan from a bank or others in an amount sufficient to enable a Participant to exercise a stock option and to pay the income taxes incurred upon the exercise of an option. No such loans are currently outstanding.

   Each loan or guaranty may extend for a period of not more than five (5) years, will be evidenced by a promissory note given by the Participant and for which the Participant will have full personal liability, will bear interest at such rate per annum as determined by the Committee, which interest will not be less than the rate in effect for the Company's senior indebtedness to a financial institution and will be payable at such times as determined by the Committee but at least no less frequently than annually, will be secured by a pledge of the shares purchased with the proceeds of the loan which shall be deposited with the Company, and may contain such further terms and conditions consistent with the 1994 Plan, including provisions of additional collateral security, as may be determined by the Committee from time to time.

 Shares Subject to 1994 Plan

   As noted above, the 1994 Plan has been amended, subject to shareholder approval, to increase the maximum number of Common Shares available for issuance thereunder by 1,000,000 shares to a total of 3,750,000 shares (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilutive events). Such shares may be authorized but previously unissued shares or shares reacquired by the Company, including shares purchased in the open market.

 Amendment and Termination

   The Board may amend or terminate the 1994 Plan at any time, except that it may not amend the 1994 Plan without shareholder approval where the absence of such approval would cause the 1994 Plan to fail to comply with Rule 16b-3 under the Exchange Act, the performance-based compensation requirements under
Section 162(m) of the Code, Section 422 of the Code, the requirements of any securities exchange on which the Common Shares of the Company are then listed, or any other requirement of applicable law or regulation. The Board may not amend the section of the 1994 Plan relating to NEDSOs more than once every six
(6) months other than to conform with changes in the Code or the rules and regulations thereunder. The Committee may make non-material amendments to the 1994 Plan.

 Term

   Options and awards of restricted shares may be granted under the 1994 Plan until November 7, 2004.

Federal Income Tax Consequences

   The following is a summary of the principal federal income tax consequences associated with options granted under the 1994 Plan. It does not describe all federal tax consequences.

   The following is a summary of the principal federal income tax consequences associated with options granted under the 1994 Plan. It does not describe all federal tax consequences under the 1994 Plan nor does it describe foreign, state or local tax consequences.

   (a) ISOs: The ISOs granted under the 1994 Plan are intended to meet the requirements of Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee will not be required to recognize any income for federal income tax purposes at the time of grant of an ISO, nor is the Company entitled to any deduction. The exercise of an ISO is also not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an ISO depends in part on whether the stock is held for at least two (2) years from the date the option was granted and at least one (1) year from the date the stock was transferred to the optionee (the "ISO Holding Period").

   If the ISO Holding Period is met, then, upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term or qualified five-year capital gain and any loss sustained will be a long-term or qualified five-year capital loss, depending on how long the optionee has held the shares, and no deduction will be allowed to the Company.

   If the ISO Holding Period is not met, then, upon disposition of such shares (a "disqualifying disposition"), the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale and the Company generally will be entitled to a tax deduction in the same amount. Any additional gain will be taxable as short-term, long-term or qualified five-year capital gain (or loss) depending on how long the optionee has held the shares and no deduction will be allowed to the Company (see below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

   If the ISO is exercised by delivery of previously owned common shares in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an ISO, the optionee may realize ordinary income with respect to the shares used to exercise an ISO if such transferred shares have not been held for the ISO Holding Period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount. If an ISO is exercised through the payment of the exercise price by the delivery of common shares, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will be considered ISO stock with a zero basis.

   (b) NSOs and NEDSOs: In the case of NSOs and NEDSOs granted under the 1994 Plan, no tax consequences result to the Company or the optionee upon granting of the option. Rather, the optionee realizes compensation income only when the option is exercised. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares are transferred over the exercise price paid by the optionee for the option. The income realized by the optionee will be subject to income tax withholding in the case of an employee.

   If a NSO or NEDSO is exercised through payment of the exercise price by the delivery of common shares, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

   Generally, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of exercise. Upon the subsequent disposition of the shares, any additional gain will be short-term, long-term or qualified by five-year capital gain depending upon whether one holding period subsequent to the date of exercise is one year or less, more than one year but five years or less, or more than five years.

   In general, capital gain from the disposition of capital stock acquired after December 31, 2000, and held more than five years is currently taxed at a maximum federal income tax rate of 18%; capital gain from the disposition of stock held more than one year but five years or less is currently taxed at a maximum federal income tax rate of 20%; and capital gain from the disposition of stock held one year or less is currently taxed at a maximum federal income tax rate of 39.6%.

   The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

   (c) Restricted Stock: An awardee of restricted stock will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares lapse, as measured by the value of the shares at the time of lapse. The awardee's holding period for the shares will not commence until the date of lapse, and dividends paid during the restriction period will constitute an addition to the awardee's tax basis in the shares.

   In lieu of deferred recognition of income, the awardee may formally elect, within thirty (30) days of the award, to realize compensation income at the time of award, as measured by the fair market value of the shares on the date of award determined without regard to the restrictions. The income realized will constitute an addition to the tax basis of the shares. In the case of such election, any appreciation (or depreciation) on the shares during the restriction period will give rise to capital gain (or capital loss). In the event that the awardee terminates employment during the restriction period and forfeits his or her shares, no deduction may be claimed and the taxes paid on award of the shares shall be forfeited.

   The Company will be entitled to a federal tax deduction at the same time and to the same extent that the awardee realizes compensation income.

   The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the 1994 Plan and does not purport to be a complete description of all federal income tax aspects of the 1994 Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options or the award of restricted shares granted under the 1994 Plan and the sale or other disposition of shares acquired upon the exercise of the options. Each person receiving a grant of options or an award of restricted shares should consult with his or her personal tax advisor regarding the federal, state and local tax consequences of participating in the 1994 Plan.

Plan Benefits

   Because the grant of options and restricted stock awards under the 1994 Plan is entirely within the discretion of the Committee, it is not possible to determine the options and restricted stock awards that will be made to the Named Executive Officers in the future. Information regarding options and restricted stock awards made to the Named Executive Officers in 2000 is provided in the Summary Compensation Table and the Stock Option Grants in 2000 Table contained herein. In addition, information regarding options to non-employee directors in 2000 is provided in the section entitled "ELECTION OF DIRECTORS--Compensation of Directors".

Vote Required

   Approval of the Amendment requires the affirmative vote of a majority of the Votes Cast at the Annual Meeting. Abstentions and broker non-votes are not considered as Votes Cast.

   Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Amendment.

   The Board of Directors recommends that the shareholders vote FOR the approval of the Amendment.

                               PROPOSAL TO AMEND
                     THE 2000 EMPLOYEE STOCK PURCHASE PLAN
                                (Proxy Item 4)

   The Board of Directors has adopted, subject to shareholder approval, an amendment (the "Amendment") to the Company's 2000 Employee Stock Purchase Plan (the "2000 ESPP") to increase from 600,000 to 1,000,000 the number of Common Shares available for issuance under the 2000 ESPP in order to enable the Company's employees to continue to benefit under the 2000 ESPP. The 2000 ESPP, which was approved by the shareholders at the Annual Meeting on December 6, 2000, became effective January 1, 2001.

   The 2000 ESPP is intended to strengthen the Company's ability to attract, retain and motivate employees by providing them with an opportunity to acquire an interest in the economic progress of the Company and to encourage them to increase their efforts to make the Company's business more successful by providing them with equity-based incentives.

Material Features of the 2000 ESPP

   The following is a brief summary of the material provisions of the 2000
ESPP:

   In general, all regularly employed employees of the Company and its subsidiaries are eligible to participate in the 2000 ESPP. In addition, in general terms, employees who own 5% or more of the Company's Common Shares are not eligible to participate. As of the Record Date, there were approximately employees eligible to participate in the 2000 ESPP.

   The 2000 ESPP is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee may make such rules and regulations and establish such procedures for the administration of the 2000 ESPP as it deems appropriate. The Committee has authority to interpret the 2000 ESPP, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. The Committee may take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the 2000 ESPP or the administration or interpretation thereof.

   Employees enroll in the 2000 ESPP by completing a payroll deduction form. The maximum payroll deduction allowed is generally 10% of an employee's pay. Pay is an employee's base cash pay (including commissions and overtime, but not including bonuses, profit-sharing contributions, value of fringe benefits, reimbursement for expenses, and incentive compensation). No employee may buy more than $25,000 of Common Shares in any year, based on the Fair Market Value (as hereinafter defined) at the beginning of the Purchase Period (as hereinafter defined) in which the shares are purchased. An employee may discontinue participation in the 2000 ESPP at any time.

   The 2000 ESPP is implemented by establishing two six-month purchase periods ("Purchase Periods") each year over a five-year period. The initial Purchase Period began on January 1, 2001 and will end on June 30, 2001.

   Employees who choose to participate in the 2000 ESPP receive an option to acquire Common Shares at a discount. Under the option, the purchase price ("Purchase Price") of Common Shares is the lower of (i) 85% of the Fair Market Value of the Common Shares on the first day of a Purchase Period, or (ii) 85% of the Fair Market Value on the last day of the Purchase Period. The Fair Market Value is the closing price on The Nasdaq Stock Market(R) on the relevant date.

   At the end of a Purchase Period, a participant's option is exercised automatically to purchase the number of Common Shares that the employee's accumulated payroll deductions can buy at the Purchase Price. No fractional shares may be purchased.

   On the exercise of an option on the last day of the Purchase Period (the "Offering Termination Date"), the Company will deliver as soon as practicable thereafter to the participant a stock certificate for the Common Shares purchased or, at the participant's request, deposit such shares directly with a broker designated by the participant.

   Options under the 2000 ESPP cannot be voluntarily or involuntarily assigned. The Common Shares acquired under the 2000 ESPP are freely transferable, except as otherwise determined by the Committee.

   The Board of Directors has the authority to amend or terminate the 2000 ESPP, except that no amendment may, without the approval of shareholders: (i) increase the number of shares authorized under the 2000 ESPP, (ii) materially modify the eligibility requirements for participation in the 2000 ESPP, or
(iii) extend the term of the 2000 ESPP beyond December 31, 2005.

Federal Income Tax Consequences

   The 2000 ESPP is intended to qualify for favorable income tax treatment under Sections 421 and 423 of the Internal Revenue Code. Payroll deductions are made on an after-tax basis. Thus, participants have to pay income tax on the dollars withheld from their paychecks under the 2000 ESPP.

   No income is recognized when payroll deductions are used to buy Common Shares at a discount. The discount at the time of purchase is not be taken into account for income tax purposes until the Common Shares are sold. The income tax consequences associated with the sale of Common Shares purchased under the 2000 ESPP depend upon when the sale occurs and the length of the participant's holding period for his or her Common Shares.

   When the shares are disposed of by a participant two years or more after the beginning of a Purchase Period in which the shares were purchased (or if the participant dies while owning the shares), he or she will recognize ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares at the beginning of the Purchase Period over 85% of the Fair Market Value of the shares at that time or (ii) the excess of the Fair Market Value of the shares at disposition over the Purchase Price. When shares are disposed of after less than two years (in what is known as a "disqualifying disposition"), the participant must recognize the difference between the Fair Market Value of the shares on the Offering Termination Date and the Purchase Price as ordinary income, even if the disposition is a gift or is at a loss. In the event of a participant's death while owning shares acquired under the 2000 ESPP, ordinary income must be recognized in the year of death as though the shares had been sold.

   In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the Purchase Price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term, long-term or qualified capital gain depending on whether the holding period is one year or less, more than one year but five years or less, or more than five years.

   In general, capital gain from the disposition of capital stock acquired after December 31, 2000 and held more than five years is currently taxed at a maximum federal income tax rate of 18%; capital gain from the disposition of stock held more than one year but five years or less is currently taxed at a maximum federal income tax rate of 20%; and capital gain from the disposition of stock held one year or less is currently taxed at a maximum federal income tax rate of 39.6%.

   The Company is entitled to tax deductions for shares issued under the 2000 ESPP only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares.

   The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the 2000 ESPP. All affected individuals should consult their own advisers if they wish any further details or have special questions.

Vote Required

   Approval of the Amendment requires the affirmative vote of a majority of the Votes Cast at the Annual Meeting. Abstentions and broker non-votes are not considered as Votes Cast.

   Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Amendment.

   The Board of Directors recommends that the shareholders vote FOR the approval of the Amendment.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP have been the Company's independent public accountants since June 1985, and have been retained by the Board of Directors for the current year.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if other matters properly come before the meeting, the persons named as Proxies in the enclosed Proxy will vote according to their best judgment. Shareholders are requested to date and sign the enclosed Proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person, if you wish. Otherwise, your Proxy will be voted for you.

   THE COMPANY WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A SHAREHOLDER AND THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF REPRODUCTION AND MAILING.

                                          By Order of the Board of Directors

                                          ELIZABETH J. McDONALD
                                          Secretary

Dated: June 21, 2001
    Portland, Oregon

                                  APPENDIX A

                                   PSC INC.
                            AUDIT COMMITTEE CHARTER

   I. Purpose.

   The purpose of the Audit Committee of PSC Inc. ("PSC" or the "Company") is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities with respect to the Company's financial accounting and reporting process, its system of internal accounting and financial controls, the internal audit process and the annual independent audit process of the Company's annual financial statements.

   II. Authority.

   The Audit Committee is empowered by the Board to take the appropriate action within the scope of its responsibilities as set forth in this Charter. The Audit Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company's outside auditors. The Audit Committee shall also have authority to engage outside advisors, as it deems necessary.

   III. Membership.

  . The Audit Committee shall consist of at least three directors, all of whom shall be independent and have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Notwithstanding the foregoing sentence, one director who is not independent as defined under the rules of the National Association of Securities Dealers ("NASD") and is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses in the next annual proxy statement subsequent to such determination the nature of the relationship and the reasons for that determination.

  . The Board shall make determinations of independence with respect to possible appointees and shall appoint the members of the Audit Committee and its Chairman. The Board shall apply the rules and restrictions of the NASD relating to independence and consider employment, officer, business, family and other relationships in making such determinations and appointments.

  . Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

  . At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

   IV. Meetings and Reports.

  . The Audit Committee shall hold at least four regular meetings annually, and shall meet more frequently as deemed necessary to fulfill the responsibilities prescribed in this Charter or by the Board. A special meeting of the Audit Committee may be called by the Chairman of the Audit Committee at any time he or she believes is necessary or appropriate.

  . To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to Audit Committee members prior to each meeting to allow time for review.

  . At least a majority of the members of the Audit Committee are to be present at all meetings. As necessary or desirable, the Chairman may request that members of management and/or representatives of the outside auditors be present at meetings.

  . The Audit Committee shall periodically report on its meetings and other activities to the Board, shall keep accurate minutes of its meetings and shall present such minutes to the Board for approval.

   V. Responsibilities.

   The Company's executive management bears primary responsibility for the Company's financial and other reporting, for establishing the system of internal controls and for ensuring compliance with laws, regulations and Company policies. The Audit Committee's responsibilities and related key processes are described below. From time to time, the Audit Committee may take on additional responsibilities, at the request of the Board.

     A. Financial Reporting. The Audit Committee shall monitor the preparation by management of the Company's quarterly and annual external financial reports. In carrying out this responsibility, the Audit Committee shall:

    . Review with management the significant judgments and estimates used in developing the financial reports and the major issues addressed;

    . Review the accounting and reporting treatment of significant transactions outside the Company's ordinary operations;

    . Review with management and the Company's outside auditors significant changes to the Company's accounting principles or their application as reflected in the financial reports;

    . Meet with the Company's outside auditors (in private, as appropriate) to:

      (a) review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports;

      (b) review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company's financial statements;

      (c) examine the appropriateness of the Company's accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

      (d) determine if any restrictions have been placed by management on the scope of their audit;

      (e) review and consider the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, if necessary; and

      (f) discuss any other matters the Audit Committee deems appropriate;

    . Review the draft annual financial statements and discuss their appropriateness with management and the Company's outside auditors;

    . Review with management and the outside directors the financial statements to be included in the Company's Annual Report on Form 10-K and annually report to the Board whether the Audit Committee recommends the inclusion of the financial statements in the Company's Annual Report on Form 10-K; and

    . Review the Company's quarterly financial results with management and the Company's outside auditors, with a particular emphasis on understanding any new or unusual transactions. For purposes of this review, the Committee Chairperson may represent the Audit Committee.

     B. Relationship with Outside Auditors. The outside auditors are accountable and responsible primarily to the Board and the Audit Committee, which have the ultimate authority to select, evaluate and replace the outside auditors, if necessary. In carrying out this responsibility, the Audit Committee shall:

    . Recommend to the Board the appointment or removal of the outside auditors;

    . Review and approve the scope and extent of audit services to be provided and related fees;

    . Review and approve the overall audit plan, including the risk factors considered in determining the audit scope;

    . Review the outside auditors' annual written statement pursuant to Independence Standards Board Standard No. 1, as such Standard may be modified or supplemented from time to time, outlining all relationships that may impact its objectivity and independence;

    . Review with outside auditors, and approve, the extent of non-audit services provided and related fees;

    . Determine whether the Audit Committee believes the outside auditors are independent and recommend to the Board any appropriate action in response to the outside auditor's report regarding independence; and

    . Review the responsiveness of the outside auditors to the Company's needs.

     C. Internal Control. The Audit Committee shall have responsibility for overseeing that management has implemented an effective system of internal control that helps promote the reliability of financial and operating information and compliance with applicable laws, regulations and Company policies, including those related to ethics and conflicts of interest. In carrying out this responsibility, the Committee shall:

    . Inquire of management and the Company's outside auditors concerning any deficiencies in the Company's policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions;

    . Review management's responses to the outside auditors' management letter recommendations for improving internal controls;

    . Review the Company's policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

    . Review significant cases of conflicts of interest, misconduct or fraud;

    . Review significant issues between the Company and regulatory agencies; and

    . Review, as appropriate, material litigation involving the Company.

     D. Other Committee Activities and Reporting. The Audit Committee shall:

    . Annually review the Audit Committee's discharge of its responsibilities under this Charter;

    . Review this Charter annually and propose any recommended changes for the Board's approval; and

    . Prepare the Audit Committee's annual report for inclusion in the Company's proxy statement.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, its function is one of oversight and review. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. The Audit Committee recognizes that the Company's management, as well as the outside auditors, have more time, knowledge and information concerning the Company than do the Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

                                  APPENDIX B

                                   PSC INC.
                            1994 STOCK OPTION PLAN

   1. Title and Purpose. The plan described herein shall be known as the "PSC Inc. 1994 Stock Option Plan" (the "Plan"). The purpose of the Plan is to advance the interests of PSC Inc. (the "Company") and its shareholders by strengthening the Company's ability to attract and retain individuals of training, experience, and ability as officers, key employees, directors and consultants and to furnish additional incentive to such key individuals to promote the Company's financial success by providing them with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value. It is the intent of the Company that such individuals be encouraged to obtain and retain an equity interest in the Company and each Participant will be specifically apprised of said intent.

   2. Definitions. As used herein, the following words or terms have the meaning set forth below.

     2.1 "Award" means an award granted to any key employee, officer, consultant, or Non-Employee Director in accordance with the provisions of the Plan in the form of Options or Restricted Stock.

     2.2 "Award Agreement" means the written agreement evidencing each Award of Restricted Stock granted under the Plan.

     2.3 "Board" means the Board of Directors of the Company, except that, whenever action is to be taken under the Plan with respect to a Reporting Person, "Board" shall mean only such directors who are disinterested persons within the meaning of Rule 16b-3 under the Exchange Act or any successor rule.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     2.5 "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan. To the extent that the Committee delegates its power to grant Options as permitted by Section 4.2, all references in the Plan to the Committee's authority to grant Options and determinations with respect thereto shall be deemed to include the Committee's delegate or delegates.

     2.6 "Common Stock" or "Stock" means the Company's $.01 par value Common Shares.

     2.7 "Company" means PSC Inc., a corporation established under the laws of the State of New York, and its subsidiaries.

     2.8 "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or to exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

     2.9 "Disability" means a physical or mental condition of such a nature that it would qualify a Participant for benefits under the Company's long-term disability insurance plan.

     2.10 "Disinterested Person" shall have the same meaning as defined in Rule 16b-3(c)(2) promulgated by the Securities and Exchange Commission pursuant to its authority under the Exchange Act.

     2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     2.12 "Fair Market Value" in the case of a share of Common Stock on a particular day, means the closing price per share of the Common Stock on the Nasdaq National Market for that day, provided at least one sale of said Stock took place on such exchange on such date, and, if not, then on the basis of the closing price on the last preceding date on which at least one sale on such exchange did occur. If the Stock of the

  Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

     2.13 "Incentive Stock Option" ("ISO") means an Option which is intended to satisfy the requirements of Section 422 of the Code or any successor provision.

     2.14 "Non-Employee Director" means a member of the Board who is not an employee of the Company or a management consultant to the Company.

     2.15 "Non-Employee Director Stock Option" ("NEDSO") means a Nonstatutory Stock Option granted to a Non-Employee Director of the Company.

     2.16 "Nonstatutory Stock Option" ("NSO") means an Option which is not intended to qualify as an Incentive Stock Option.

     2.17 "Option" means any Option granted under the Plan and includes an Incentive Stock Option, a Nonstatutory Stock Option and a Non-Employee Director Stock Option.

     2.18 "Option Agreement" means the written agreement evidencing each Option granted under the Plan.

     2.19 "Option Price" means the purchase price per share of Common Stock upon the exercise of an Option.

     2.20 "Outside Director" shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the Code.

     2.21 "Participant" means an individual who has been granted an Award under the Plan.

     2.22 "Reporting Person" means a person required to file reports under
  Section 16(a) of the Exchange Act or any successor statute.

     2.23 "Restricted Stock" means Stock awarded under Section 9 of the Plan which is subject to certain forfeiture provisions or restrictions on transfer.

     2.24 "Retirement" means termination of employment with the Company if such termination of employment constitutes normal retirement, early retirement, disability retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Company, provided that the Participant does not continue in the employment of the Company.

   3. Shares Subject to the Plan. Subject to adjustment as provided in Section 12 below, an aggregate of 3,750,000 shares of Common Stock shall be available for Awards under the Plan. Such shares may be authorized but previously unissued shares or shares reacquired by the Company, including shares purchased in the open market. In the event that any outstanding Option granted under the Plan for any reason expires or is terminated without having been exercised in full, or any shares of Restricted Stock are forfeited, the shares allocable to the unexercised portion of such Option or the forfeited portion of such Restricted Stock shall (unless the Plan shall have been terminated) become available for subsequent Awards under the Plan; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

   4. Administration of the Plan.

   4.1 The Plan shall be administered by the Committee. No individual may be appointed to the Committee who is not both a Disinterested Person and an Outside Director. Grants of NEDSOs and the amounts and nature of such Options shall be automatic as described in Section 8. Subject to the preceding sentence and the provisions set forth herein, the Committee shall have full authority to determine the time or times at which, and the officers and key employees of the Company to whom, Awards shall be granted under the Plan, to determine the provisions of Awards, to interpret the terms of the Plan and of Awards made under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. The Committee shall report any action taken by it to the meeting of the Board next following such action.

   4.2 To the extent permitted by applicable law, the Committee may delegate to one or more executive officers who are also directors of the Company the power to grant Options to Participants who are not Reporting Persons at the time of such Options and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of Options for such Participants as a group. Such delegate or delegates shall report any action taken by it or them to the meeting of the Committee next following such action.

   4.3 The decision of the Committee on any matter as to which the Committee is given authority shall be final and binding on all persons concerned. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

   5. Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee or otherwise, the members of the Committee shall be indemnified by the Company as and to the fullest extent permitted by law, including without limitation, indemnification against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Awards granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence, bad faith or misconduct in the performance of his duties; provided that within 60 days after institution of such action, suit or proceeding a Committee member shall, in writing, offer the Company the opportunity, at its own expense, to handle and defend the same.

   6. Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

     Incentive Stock Options (ISOs)

     Nonstatutory Stock Options (NSOs)

     Non-Employee Director Stock Options (NEDSOs)

     Restricted Stock

All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan including without limitation, determinations of the Participants, the form, amount and timing of Awards, the terms and provisions of Awards, and the agreements evidencing Awards, need not be uniform and may be made selectively among Participants who receive, or are eligible to receive, Awards hereunder, whether or not such Participants are similarly situated. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant of the Award or any time thereafter.

   7. Incentive Stock Options and Nonstatutory Stock Options.

   7.1 Eligibility. Any officer or key employee of the Company shall be eligible to receive an ISO or NSO under the Plan. In addition, any consultant to the Company, who, in the opinion of the Committee, is in a position to have a significant effect upon the Company's business, shall be eligible to receive a NSO under the Plan. No ISO or NSO may be granted to an individual under this Plan at a time when such individual is serving as a member of the Committee.
An employee owning stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation ("Ten Percent Stockholder") is not eligible to receive an ISO unless the option price is at least 110% of the Fair Market Value of the Common Stock at the time the ISO is granted and the ISO option by its terms is not exercisable more than five years from the date it is granted. Restricted Stock and Common Stock which a grantee may purchase under outstanding Options shall be treated as stock owned by such grantee for purposes of this calculation. The Committee also may authorize the granting of ISOs and NSOs to prospective employees. In the case of a prospective employee, the grant of an ISO or NSO shall be on the condition of employment by the Company in a key position, and the date of the grant of the ISO or NSO shall be the date such employment begins or such later date as the Committee may have specified when authorizing the grant.

   7.2 Grant of ISOs and NSOs

   7.2.1 From time to time while the Plan is in effect, the Committee may, in its absolute discretion, select from among persons eligible to receive ISOs and NSOs (including persons to whom ISOs and NSOs were previously granted) those persons to whom ISOs and NSOs are to be granted.

   7.2.2 The Committee shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each ISO and NSO made by it under the Plan, provided, however, that the maximum number of shares of Common Stock with respect to which ISOs and NSOs may be granted to any individual in any one taxable year of the Company shall not exceed 525,000 shares (the "Maximum Annual Grant").

   7.2.3 The Committee shall determine at the time of each grant hereunder whether the option is an ISO or NSO. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision, and any regulations thereunder.

   7.3 Option Price. The option price per share of Common Stock with respect to each ISO and NSO, shall not be less than 100% of the Fair Market Value per share at the time the ISO or NSO is granted.

   7.4 Period of Options. An ISO and NSO shall be exercisable during such period of time as the Committee may specify, subject, in the case of ISOs, to any limitation required by the Code. No ISO or NSO shall be exercisable after the expiration of 10 years from the date the ISO or NSO is granted.

   7.5 Vesting of Options. Each ISO and NSO shall be made exercisable at such time or times as the Committee shall determine. In the case of an ISO or NSO made exercisable in installments, the Committee may later determine to accelerate the time at which one or more of such installments may be exercised. The Committee may impose such conditions with respect to the exercise of ISOs and NSOs, including conditions relating to the attainment of specific pre-determined stock price goals or other performance criteria or conditions relating to applicable federal or state tax or securities laws, as it considers necessary or advisable and such conditions may differ with respect to each Participant.

   7.6 Limitation on Grant of ISOs. The aggregate Fair Market Value (determined as of the time the ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (under all such plans of the Company) shall not exceed $100,000.

   7.7 Options Non-Transferable. No ISO or NSO granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of a Participant under an ISO or NSO or the Plan shall be subject to the attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal equitable process. During the lifetime of the Participant, ISOs and NSOs shall be exercisable only by the Participant who received them.

   7.8 Termination of Employment.

   7.8.1 Death During or After Employment. If a Participant dies during employment or within three (3) months after terminating employment, and at a time when the Participant is entitled to exercise an ISO or NSO, then at any time or times within one year after death (or such greater or lesser period after death as may be specified in the documentation evidencing the ISO or NSO) such ISO or NSO may be exercised, but only as to any or all of those shares which the Participant was entitled to purchase immediately prior to the Participant's death (unless the Committee within thirty (30) days after the Participant's death shall have accelerated the vesting of the ISO or NSO). ISOs or NSOs exercisable after death may be exercised by the Participant's Designated Beneficiary, and except as so exercised, shall expire at the end of the specified post-death exercise period. In no event, however, may any ISO or NSO granted under the Plan be exercised after the expiration of the ISO or NSO exercise period established at the time of grant.

   7.8.2 Retirement or Disability. In the event of a Participant's Retirement or Disability at a time when the Participant is entitled to exercise an ISO or NSO, then within three months after Retirement or one year after Disability (or such greater or lesser period after Retirement or Disability as may be specified in the documentation evidencing the ISO or NSO) the Participant may exercise such ISO or NSO only as to those shares which the Participant was entitled to purchase immediately prior to such Retirement or Disability (unless the Committee within thirty (30) days after the Participant's Retirement or Disability shall have accelerated the vesting of the ISO or NSO). If the Participant dies within the specified post-Retirement or post-Disability exercise period, the Participant's ISO or NSO may be exercised by the Participant's Designated Beneficiary, to the same extent as if the deceased Participant had survived, during the greater of one year from the date of his death or, if a post-Retirement or post-Disability exercise period greater than three months or one year was specified in the ISO or NSO documentation, the remainder of such longer period.

   Except as exercised within the applicable period described above, each ISO or NSO shall expire at the end of such period. In no event, however, may any ISO or NSO granted under the Plan be exercised after the expiration of the ISO or NSO exercise period established at the time of grant.

   7.8.3 Other Terminations of Employment. If the employment of a Participant is terminated for cause, the Participant's option rights, both accrued and future, under any then outstanding ISO or NSO shall be forfeited and terminated immediately and may not thereafter be exercised to any extent.

   If the employment of a Participant is terminated for any reason other than cause, death, Retirement or Disability at a time when the Participant is entitled to exercise an ISO or NSO, then within three months after such termination of employment (or such greater or lesser period after termination of employment as may be specified in the documentation evidencing the ISO or
NSO), the Participant may exercise such ISO or NSO only as to those shares which the Participant was entitled to purchase immediately prior to such termination of employment (unless the Committee within thirty (30) days after the Participant's termination of employment shall have accelerated the vesting of the ISO or NSO). If the Participant dies within the specified post-termination of employment exercise period, the Participant's ISO or NSO may be exercised by the Participant's Designated Beneficiary, to the same extent as if the deceased Participant had survived, during a period equal to the greater of one year from the date of the Participant's death or the remainder of such specified post-termination of employment exercise period.

   If the Committee so decides, an ISO or NSO may provide that a leave of absence granted by the Company is not a termination of employment for the purpose of this subsection 7.8.3 and, in the absence of such a provision, the Committee may, in any particular case, determine that such a leave of absence is not a termination of employment for such purpose.

   7.8.4 Notwithstanding the terms and provisions of Sections 7.8.1, 7.8.2, and 7.8.3, the Committee, at any time, may establish such other terms and provisions with respect to the exercise of an ISO or NSO by a Participant upon the death, Disability, or other termination of employment of such person as it, in its sole discretion, deems advisable.

   8. Non-Employee Director Stock Options.

   8.1 Eligibility. Each Non-Employee Director of the Board shall receive a NEDSO as determined hereunder without further action by the Board or Committee.

   8.2 Option Grant Dates. Subject to the approval of the Plan by the shareholders at the 1995 Annual Meeting, a NEDSO shall be granted to each Non-Employee Director automatically every year on the date of the Annual Meeting of Shareholders, commencing on the date of the 1995 Annual Meeting of Shareholders. Non-Employee Directors elected by the Board to fill vacancies and newly created directorships in the interim between grant dates will receive a pro rated NEDSO based upon the number of full months such Non-Employee Director will serve between his election and the next grant date.

   8.3 Option Formula. Each Non-Employee Director shall receive a NEDSO to purchase 3,167 shares of Stock on each grant date, without further action by the Board or Committee. Notwithstanding the foregoing sentence and without further action by the Board or Committee, each Non-Employee Director shall receive a NEDSO to purchase 6,500 shares of Stock on each grant date commencing on the first grant date on which a Non-Employee Director does not receive a stock option under the Company's 1987 Stock Option Plan.

   8.4 Period of Options. Except as otherwise provided herein, each NEDSO will be exercisable in full one year from the date of grant. All NEDSOs shall terminate upon the expiration of five years from the date upon which such NEDSOs were granted (subject to prior termination as hereinafter provided).

   8.5 Option Price. The price per share of Stock at which a NEDSO may be exercised shall be equal to 100% of the Fair Market Value of the price per share of Stock on the date the NEDSO is granted.

   8.6 Options Non-Transferable. No NEDSO granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of a Non-Employee Director under a NEDSO or the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Non-Employee Director, NEDSOs shall be exercisable only by the Non-Employee Director who received them.

   8.7 Death or Disability of Non-Employee Director. If a Non-Employee Director shall terminate performance of services for the Company because of death or Disability, or shall die after termination of performance of services for the Company but while the Non-Employee Director could have exercised a NEDSO, that NEDSO may be exercised, to the extent that the Non-Employee Director was entitled to do so at the date of termination of performance of services, at any time, or from time to time, within one year after the date of death or termination of performance of services because of Disability, but in no event later than the expiration date specified pursuant to Section 8.4. In the case of death, exercise may be made by the Non-Employee Director's Designated Beneficiary. Notwithstanding the foregoing, the Committee may establish such other provisions with respect to the exercise of a NEDSO upon the death or Disability of a Non-Employee Director as it, in its sole discretion, deems advisable.

   8.8 Termination of Services as Non-Employee Director. If a Non-Employee Director's performance of services for the Company shall terminate for any reason other than death or Disability, the Non-Employee Director must exercise such NEDSO, to the extent the Non-Employee Director was entitled to do so at the date of termination of performance of services, at any time, or from time to time, within three months after the date of termination of performance of services, but in no event later than the expiration date specified pursuant to
Section 8.4; provided, however, in the case of termination of performance of services for cause, the NEDSO shall cease to be exercisable on the date of such termination. Notwithstanding the foregoing sentence, the Committee may establish such other provisions with respect to the exercise of a NEDSO by a Non-Employee Director upon the termination of such person's services by reason of resignation, retirement, completion of term or otherwise, as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute termination of services as a Non-Employee Director and to determine whether such termination is the result of death, Disability, cause or any other reason.

   9. General Provisions Applicable to All Options.

   9.1 Exercise of Options; Payment of Option Price. Options may be exercised (in full or in part) only by written notice of exercise delivered to the Company at its principal executive office, accompanied by payment equal to the full Option Price for the shares of Stock which are exercised. The Option Price of each share of Common Stock purchased upon exercise of an Option shall be paid in full in cash at the time of exercise, with shares of Common Stock owned by the Participant, by delivering to the Company (i) irrevocable instructions to deliver the stock certificates representing the shares of Stock for which the Option is being exercised, directly to a broker, and (ii) instructions to the broker to sell such shares of Stock and promptly deliver to the Company the portion of the proceeds equal to the total Option Price, or in any combination thereof. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by the Participant for a period of at least six
(6) months.

   9.2 Documentation of Options. Neither anything contained in the Plan nor in any resolutions adopted or to be adopted by the Board or the Shareholders nor any action taken by the Committee shall constitute the granting of any Option. The granting of an Option shall take place only when a written Option Agreement shall have been duly executed and delivered by the Company and the Participant. Each Option Agreement shall specify the terms and conditions of the Option and contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The Option Agreement with respect to ISOs shall provide, among other things, that the Participant shall advise the Company immediately upon any sale or transfer of shares of Common Stock received upon exercise of the Option to the extent such sale or transfer takes place prior to the later of two (2) years from the date of grant or one (1) year from the date of exercise.

   9.3 Tax Withholding. The Committee shall require, on such terms as it deems necessary, that the Participant pay to the Company or make other satisfactory provision for payment of, any federal, state or local taxes required by law to be withheld in respect to Options under the Plan. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

   9.4 Amendment of Options. The Committee may modify or amend any outstanding Option if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the date of grant of the Option and by its terms applies to the Option. In addition, subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, amend, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options under the Plan or under any other stock option plan of the Company (to the extent not theretofore exercised) and authorize the granting of new Options under the Plan in substitution therefor (to the extent not theretofore exercised). No amendment of an outstanding Option, however, may, without the consent of the Participant, make any changes which would adversely affect the rights of such Participant.

   10. Financing. In the discretion of the Committee, the Company may guarantee bank loans or make loans to a Participant to finance the Option Price of the shares purchased upon the exercise of an Option and also to finance payment by the Participant of income taxes incurred with such exercise upon the following terms and conditions:

   10.1 Term of Loan. Each loan or guaranty will extend for a period of not more than five (5) years.

   10.2 Promissory Note. Each loan will be evidenced by a promissory note given by the Participant and for which the Participant shall have full personal liability. Each such note shall bear interest at such rate per annum as determined by the Committee which interest shall be not less than the rate in effect for the Company's senior indebtedness to a financial institution and shall be payable at such times as determined by the Committee but at least no less frequently than annually. Payments of principal, or installments thereof, need not be required by the terms of the notes, but may be required thereby if so determined by the Committee. Principal and interest may be prepaid in whole or in part, from time to time, without penalty. Each such note shall in all events become due and payable without demand on the fifth anniversary of the date of the note, or upon the Participant's failure to pay any installment of principal and interest when due or within 30 days thereafter, or immediately upon the insolvency or bankruptcy of the Participant, or within 30 days from the date of termination of the Participant's employment or directorship or office for whatever cause, excepting only death, Disability and Retirement. In the event of the death of a Participant, such note shall become due and payable without demand nine months from the date of such death. In the event of the Disability or Retirement of a Participant his note shall become due and payable without demand three months from the date of such permanent disability or approved retirement.

   10.3 Pledge of Shares. Each note or guaranty will be secured by a pledge of the shares purchased with the proceeds of the loan which shall be deposited with the Company. Dividends paid on shares subject to the pledge shall be first applied against interest charges due upon the bank loan, or the note secured, with any balance applied to reduce the principal thereof. Regardless of any other provision of this Plan, shares pledged to secure the guaranty or note may not be withdrawn from the pledge unless the proportionate amount of the guaranteed bank loan or the note secured thereby shall be immediately repaid.

   10.4 Other Terms and Conditions. All such notes, guaranty and pledges may contain such further terms and conditions consistent with this Plan, including provisions for additional collateral security, as may be determined by the Committee from time to time.

   10.5 Approval by Shareholders. Approval and adoption of this Plan by the shareholders of the Company shall constitute full and complete authorization for any guaranty, loan, or interest reimbursement made to or on behalf of Participant hereunder.

   10.6 Loans to Non-Employee Directors and Consultants. Notwithstanding anything contained herein to the contrary, each note or guaranty representing a loan or guaranty to a Non-Employee Director or Consultant shall be secured by a pledge of shares equal to twice their maximum loan value as defined in Federal Reserve Regulation G (12 CFR Part 207) or by such other or additional collateral security as the Committee deems appropriate and in the best interests of the Company.

   11. Restricted Stock.

   11.1 The Committee may, in its discretion, make Awards of Restricted Stock to such officers and key employees as may be selected in the manner provided in Section 6 of this Plan. Such Awards shall be evidenced by an Award Agreement in such form, and containing such terms and conditions as are not inconsistent with this Plan, as the Committee, shall, from time to time, determine. Restricted Stock awarded hereunder shall be subject to such restrictions as may be determined by the Committee and set out in the Award Agreement.

   11.2 Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

   11.3 Except when the Committee determines otherwise pursuant to Section 11.5, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to the restriction shall be forfeited by the Participant and shall be reacquired by the Company.

   11.4 Except as otherwise provided in this Section 11, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

   11.5 In cases of death, Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

   11.6 The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates of Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

   11.7 Subject to Section 11.6, each Participant entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

   11.8 The restrictions imposed under this Section 11 shall apply as well to all shares or other securities issued in respect of the Restricted Stock in connection with any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as may be specified therefor in the Award Agreement.

   12. Adjustment Upon Changes in Capitalization; Changes in Control.

   12.1 If the outstanding shares of Stock of the Company as a whole are increased, decreased, changed into, or exchanged for, a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or amendment to the certificate of incorporation of the Company or otherwise, an appropriate and proportionate adjustment, as determined by the Committee shall be made to the number and kind of shares subject to this Plan, and to the number, kind, and per share Option Price of shares subject to unexercised Options granted prior to any such change. Any such adjustment shall be made without a change in the aggregate purchase price of the shares of Stock subject to the unexercised portion of any Option.

   12.2 In the event of any tender offer or exchange offer (other than an offer by the Company) for the Company's Stock, or a dissolution or liquidation of the Company, or a merger or consolidation or similar transaction in which the Company is not the surviving corporation, or a sale, exchange or other disposition of all or substantially all of the Company assets, or a "change in control" of the Company (as such term is defined in Section 12.3 hereinafter), the Committee, in its sole discretion, may, as to any outstanding Options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and per share Option Price (if any) of shares subject to such Options as it may determine, make outstanding Options fully exercisable, or amend or terminate such Options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Option, shall require payment or other consideration which the Committee deems equitable in the circumstances).

   12.3 For the purposes of this Plan, a "change in control" of the Company shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Exchange Act), directly or indirectly, of more than 20% of the outstanding voting securities of the Company or its successors; or (ii) during any period of two consecutive years a majority of the Board of Directors no longer consists of individuals who were members of the Board of Directors at the beginning of such period, unless the election of each director who was not a director at the beginning of the period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period.

   12.4 The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 11 shall lapse upon the occurrence of an event specified in
Section 12.2 and the Company shall issue stock certificates without a restrictive legend.

   13. Miscellaneous.

   13.1 No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to terminate the employment of a Participant free from any liability or claim under the Plan except as may be expressly provided in the applicable Award.

   13.2 No Right to Continue as a Director. The granting of a NEDSO shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director for any period of time.

   13.3 No Rights as Shareholder. Subject to the provisions of the applicable Option, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until such person becomes the holder thereof.

   13.4 No Fractional Shares. No fractional shares of Common Stock shall be issued under the Plan, and cash shall be paid in lieu of any fractional shares in settlement of Options granted under the Plan.

   13.5 Unfunded Plan. The Plan shall be unfunded, shall not create (or be construed to create) a trust or a separate fund or funds, and shall not establish any fiduciary relationship between the Company and any Participant or other person.

   13.6 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Participant, including without limitation the Participant's Designated Beneficiary or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

   13.7 Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Awards under the Plan, and the obligation of the Company to transfer shares under such Awards shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

   13.8 Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

   13.9 Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, except that it may not amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, the performance-based compensation requirements under Section 162(m) of the Code, Section 422 of the Code, the requirements of any securities exchange on which the shares of Common Stock are then listed, or any other requirement of applicable law or regulation. The Board may not amend
Section 8 more than once every six months, other than to conform with changes in the Code or the rules and regulations thereunder. The Committee may make non-material amendments to the Plan. No amendment shall apply to adversely affect any Participant with respect to whom an Award shall heretofore have been granted.

   13.10 Governing Law. To the extent not superseded by federal law, the provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of New York.

   14. Effective Date of Plan; Term of Plan. The Plan shall become effective as of the date on which the Board adopts the Plan, subject, however, to the approval by the shareholders at the 1995 Annual Meeting of Shareholders. The Plan shall terminate on November 7, 2004 and no Awards shall be granted under the Plan after that date, provided, however, that the Plan and all Awards granted under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Date Plan adopted by Board of Directors: November 8, 1994
Date Plan approved by Shareholders: May 3, 1995
Date Amendment adopted by Board of Directors: February 2, 1999
Date Amendment approved by Shareholders: May 12, 1999
Date Amendment adopted by Board of Directors: July 13, 1999

                                    PROXY
PROXY                              PSC INC.                                PROXY
                        ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, JULY 11, 2001


The undersigned, revoking all prior proxies, hereby appoints Robert S. Ehrlich and Edward J. Borey and either one of them with full power of substitution, as proxy or proxies to vote for the undersigned, in the name of the undersigned, all of the Common Shares of PSC Inc. (the "Company") of the undersigned, as if the undersigned were personally present and voting at the Company's Annual Meeting of Shareholders to be held at The Heathman Hotel, 1001 S.W. Broadway at Salmon, Portland, Oregon on July 11, 2001 at 9:00 a.m. (Pacific Daylight Time) (the "Annual Meeting"), and at any and all adjournments thereof, upon the following matters:

                  (Continued and to be signed on reverse side)

________________________________________________________________________________

                                                       Please mark your votes as
                                                as indicated in this example [X]


1.  Election of three (3) directors, each to serve a three-year term.

     FOR all nominees listed below         WITHHOLD AUTHORITY
     (except as marked to the contrary)    to vote for all nominees listed below

               [_]                                      [_]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Edward J. Borey       Robert S. Ehrlich        Jack E. Rosenfeld

2. Proposal to amend the Certificate of Incorporation to increase the number of authorized Common Shares.

             FOR               AGAINST               ABSTAIN
             [_]                 [_]                   [_]

3.  Proposal to amend the 1994 Stock Option Plan.

             FOR               AGAINST               ABSTAIN
             [_]                 [_]                   [_]

4.  Proposal to amend the 2000 Employee Stock Purchase Plan.

             FOR               AGAINST               ABSTAIN
             [_]                 [_]                   [_]


5. Transaction of such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS SPECIFIED IN THE PROXY STATEMENT AND FOR PROPOSALS 2, 3 AND 4.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                          Dated: _________________________, 2001

                                          ______________________________________
                                                          Signature

                                          ______________________________________
                                                          Signature

IMPORTANT: Sign the Proxy exactly as your name or names appear on your Common Share certificate; in the case of Common Shares held in joint tenancy, each joint tenant must sign. Fiduciaries should indicate their full titles and the capacity in which they sign. Please complete, sign, date and return this Proxy promptly in the enclosed envelope.